                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              CSK AUTO CORPORATION,

                             FASTLANE MERGER CORP.,

                                 MURRAY'S INC.,

                          THE SELLERS NAMED HEREIN, AND

              J.W. CHILDS ASSOCIATES, L.P. AS SELLER REPRESENTATIVE

                          DATED AS OF NOVEMBER 30, 2005

                                TABLE OF CONTENTS

                          AGREEMENT AND PLAN OF MERGER

                                                                                                     PAGE
                                                                                                     ----
ARTICLE I THE MERGER.................................................................................  1

                  Section 1.1   The Merger...........................................................  1
                  Section 1.2   Effective Time.......................................................  1
                  Section 1.3   Effects of the Merger................................................  2
                  Section 1.4   Certificate of Incorporation and By-laws; Directors and Officers.....  2
                  Section 1.5   Conversion of Securities.............................................  2
                  Section 1.6   Payment of Merger Consideration......................................  4
                  Section 1.7   Withholding..........................................................  5
                  Section 1.8   Purchase Price Adjustments...........................................  5
                  Section 1.9   No Further Ownership Rights in Company Common Stock..................  7
                  Section 1.10  Closing of Company Transfer Books....................................  7
                  Section 1.11  Lost Certificates....................................................  7
                  Section 1.12  Further Assurances...................................................  7
                  Section 1.13  Closing..............................................................  8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB........................................... 10

                  Section 2.1   Organization, Standing and Power..................................... 10
                  Section 2.2   Authority............................................................ 10
                  Section 2.3   Consents and Approvals; No Violation................................. 10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................ 11

                  Section 3.1   Organization, Standing and Power..................................... 11
                  Section 3.2   Capital Structure.................................................... 12
                  Section 3.3   Authority............................................................ 13
                  Section 3.4   Consents and Approvals; No Violation................................. 14
                  Section 3.5   Financial Statements................................................. 14
                  Section 3.6   No Default........................................................... 16
                  Section 3.7   Absence of Certain Changes or Events................................. 16
                  Section 3.8   Permits and Compliance............................................... 16
                  Section 3.9   Tax Matters.......................................................... 17
                  Section 3.10  Actions and Proceedings.............................................. 19
                  Section 3.11  Certain Agreements................................................... 20
                  Section 3.12  ERISA................................................................ 22
                  Section 3.13  Compliance with Worker Safety Laws................................... 24

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     Page
                                                                                                     ----
                  Section 3.14  Insurance............................................................ 24
                  Section 3.15  Labor Matters........................................................ 24
                  Section 3.16  Intellectual Property................................................ 25
                  Section 3.17  Required Vote of Company Shareholders; Business Combination.......... 26
                  Section 3.18  Environmental Matters................................................ 27
                  Section 3.19  Suppliers............................................................ 28
                  Section 3.20  Accounts Receivable.................................................. 29
                  Section 3.21  Inventories.......................................................... 29
                  Section 3.22  Transactions with Affiliates......................................... 29
                  Section 3.23  Title to and Sufficiency of Assets................................... 30
                  Section 3.24  Brokers.............................................................. 31
                  Section 3.25  Certain Business Practices........................................... 32
                  Section 3.26  Accuracy of Information.............................................. 32
                  Section 3.27  Internal Controls and Procedures..................................... 32
                  Section 3.28  Company Transaction Expenses and Debt Amount......................... 32

ARTICLE III-A REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......................................... 32

                  Section 3A.1  Capacity and Authorization of Seller................................. 32
                  Section 3A.2  Consents and Approvals; No Violations................................ 33
                  Section 3A.3  Securities........................................................... 34
                  Section 3A.4  Litigation........................................................... 34

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS................................................. 34

                  Section 4.1   Conduct of Business by the Company Pending the Merger................ 34

ARTICLE V ADDITIONAL AGREEMENTS...................................................................... 38

                  Section 5.1   Access to Information................................................ 38
                  Section 5.2   Fees and Expenses.................................................... 38
                  Section 5.3   No Solicitation or Negotiation....................................... 39
                  Section 5.4   Cooperation.......................................................... 39
                  Section 5.5   Public Announcements................................................. 40
                  Section 5.6   Notification of Certain Matters...................................... 40
                  Section 5.7   Taxes................................................................ 41
                  Section 5.8   Minimum Cash on Hand at the Closing.................................. 41
                  Section 5.9   Settlement of Litigation............................................. 41

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                      Page
                                                                                                      ----
ARTICLE VI INDEMNITY................................................................................. 42

                  Section 6.1.  General Survival..................................................... 42
                  Section 6.2.  Indemnification...................................................... 42
                  Section 6.3.  Manner of Indemnification............................................ 44
                  Section 6.4   Notice of Claims..................................................... 45
                  Section 6.5.  Third-Party Claims................................................... 45
                  Section 6.6.  Seller Representative................................................ 46
                  Section 6.7   Waiver of Defenses................................................... 47
                  Section 6.8   Treatment of Indemnity Payments...................................... 47
                  Section 6.9.  Exclusive Remedy..................................................... 47
                  Section 6.10. Limitation of Indemnification........................................ 47

ARTICLE VII CONDITIONS PRECEDENT TO THE MERGER....................................................... 47

                  Section 7.1   Conditions to Each Party's Obligation to Effect the Merger........... 47
                  Section 7.2   Conditions to Obligation of the Company to Effect the Merger......... 48
                  Section 7.3   Conditions to Obligations of Buyer and Sub to Effect the Merger...... 49

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER....................................................... 50

                  Section 8.1   Termination.......................................................... 50
                  Section 8.2   Effect of Termination................................................ 51
                  Section 8.3   Amendment............................................................ 51
                  Section 8.4   Waiver............................................................... 51

ARTICLE IX GENERAL PROVISIONS........................................................................ 52

                  Section 9.1   Notices.............................................................. 52
                  Section 9.2   Interpretation....................................................... 53
                  Section 9.3   Counterparts; Facsimile Signatures................................... 54
                  Section 9.4   Entire Agreement; No Third-Party Beneficiaries....................... 54
                  Section 9.5   Governing Law........................................................ 55
                  Section 9.6   Dispute Resolution................................................... 55
                  Section 9.7   Waivers.............................................................. 56
                  Section 9.8   Assignment........................................................... 56
                  Section 9.9   Severability......................................................... 56
                  Section 9.10  Performance by Sub................................................... 57
                  Section 9.11  Descriptive Headings................................................. 57
                  Section 9.12  Defined Terms........................................................ 57

                                LIST OF EXHIBITS

Exhibit A - Certificate of Merger..........................................................    Section 1.2

Exhibit B - Certificate of Incorporation of the Surviving Company..........................    Section 1.4

Exhibit C - Form of Escrow Agreement....................................................... Section 1.6(a)

Exhibit D - Form of Opinion of Gibson, Dunn & Crutcher LLP................................. Section 7.2(b)

Exhibit E - Form of Opinion of Honigman Miller Schwartz and Cohn LLP....................... Section 7.3(c)

                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER, dated as of November 30, 2005 (this "Agreement"), is among CSK Auto Corporation, a Delaware corporation ("Buyer"), Fastlane Merger Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Buyer ("Sub"), Murray's Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations"), the holders of shares of the Company Common Stock, Company Stock Options, and the Company Warrant listed on Schedule I to this Agreement (the "Sellers"), and J.W. Childs Associates, L.P. as Seller Representative.

                                    RECITALS:

         A. The respective Boards of Directors of Buyer, Sub and the Company have approved and declared advisable the merger of Sub with and into the Company upon the terms and subject to the conditions of this Agreement (the "Merger"), and the respective Boards of Directors of Sub and the Company have approved and adopted this Agreement;

         B. The respective Boards of Directors of Sub and the Company have determined that the Merger is in the best interest of their respective shareholders; and

         C. The Company is a corporation organized under the laws of the state of Delaware and has authorized 20,000 shares of common stock, $0.01 par value per share (the "Company Common Stock"), of which 10,024.018 shares are outstanding and 80,000 shares of preferred stock, $0.01 par value per share (the "Company Preferred Stock"), of which, no shares are outstanding (the Company Common Stock and the Company Preferred Stock are collectively referred to as the "Company Capital Stock").

                  NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporations Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Company") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

                  SECTION 1.2 EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, on the Closing Date: (a) a Certificate of Merger (the "Certificate of Merger"), substantially in the form of Exhibit A, shall be duly executed by the Company and Sub and thereafter delivered to the Secretary of State of the State of Delaware, and (b) the parties shall make such other filings with the Secretary of State of the State of Delaware as shall be necessary to effect the Merger. The Merger shall become effective at 12:01 am on the date of the Closing, or such later time as Buyer and the Company may agree upon and as may be set forth in the Certificate of Merger. The time the Merger becomes effective is referred to herein as the "Effective Time."

                  SECTION 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in this Agreement and Section 251 and other applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Company.

                  SECTION 1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS; DIRECTORS AND OFFICERS.

                           (a) The Certificate of Incorporation of the Surviving
Company in effect at the Effective Time will be amended in its entirety at the Effective Time to read as set forth in Exhibit B hereto and shall be the Certificate of Incorporation of the Surviving Company until thereafter changed or amended as provided therein or by Applicable Law.

                           (b) The officers and directors of Sub at the
Effective Time shall automatically, and without further action, be the officers and directors of the Surviving Company, until the earlier of their resignation or removal or until their successors are duly elected or appointed.

                  SECTION 1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any capital stock of the Constituent Corporations:

                           (a) Each issued and outstanding share of capital
stock of Sub shall be converted into one validly issued, fully paid and nonassessable membership unit of the Surviving Company and shall constitute the only equity interests in the Surviving Company outstanding immediately after the Effective Time.

                           (b) All shares of Company Capital Stock that are held
in the treasury of the Company shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration or other consideration shall be delivered in exchange therefor.

                           (c) Any shares of Company Capital Stock owned by
Buyer, Sub, or any other Subsidiary of Buyer, directly or indirectly, shall automatically be cancelled and retired and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor.

                           (d) At the Effective Time, all of the then issued and
outstanding shares of Company Capital Stock (excluding shares described in Sections

1.5(b) and (c)), together with the Company Stock Options and the Company Warrant shall immediately cease to be outstanding, shall automatically be cancelled and retired, shall cease to exist and shall be converted into solely the right to receive, in the aggregate, an amount of cash equal to $170,500,000 plus or minus, as applicable, the Estimated Adjustment Amount (as defined below), without any interest thereon (as may be adjusted pursuant to Section 1.8, the "Merger Consideration"), to be distributed in accordance with Sections 1.5(e), 1.5(f), 1.6, 1.7, and 1.8. At the Effective Time, each holder of Company Capital Stock and Company Stock Options and the holder of the Company Warrant shall cease to have any rights with respect to such issued and outstanding shares of Company Capital Stock (including, without limitation, the right to vote) Company Stock Options, the Company Warrant, or any shares of Company Capital Stock underlying the Company Stock Options or the Company Warrant, except in each case for the right to receive such holder's pro rata portion of the Merger Consideration as set forth herein.

                           (e) Each issued and outstanding share of Company
Capital Stock shall be converted into the right to receive an amount of cash equal to the quotient of (i) the sum of (A) the Merger Consideration plus, (B) the aggregate exercise price of the Company Stock Options and the Company Warrant, plus (C) the total amount of principal and interest due and payable (the "Mancini Payable Amount") to Murray's Discount Auto Stores, Inc. as of the Closing pursuant to the Promissory Note, dated January 17, 2005, executed by Louis Mancini in the original principal amount of $150,000, divided by (ii) the sum of (A) the aggregate number of shares of Company Capital Stock issued and outstanding at the Effective Time, but excluding shares described in Sections 1.5(b) and 1.5(c), plus (B) the aggregate number of shares of Company Capital Stock subject to issuance pursuant to the Company Stock Options and the Company Warrant (such sum is referred to herein as the "Fully-Diluted Number" and such quotient is referred to herein as the "Per Share Amount"; provided, however, that the Mancini Payable Amount shall be deducted from the portion of the Merger Consideration otherwise payable to Louis Mancini.

                           (f) Each Company Stock Option and the Company Warrant
shall be converted into the right to receive, with respect to each share of Company Capital Stock issuable pursuant to such Company Stock Option or Company Warrant, the Per Share Amount, less any amounts that would have been payable by the holder of such Company Stock Option or Company Warrant to the Company, or required to be withheld by the Company, upon the exercise of such Company Stock Option or Company Warrant with respect to such share of Company Capital Stock.

                           (g) The "Estimated Adjustment Amount" may be a
positive or negative number and shall include:

                                    (i) a negative amount equal to the Debt
Amount as set forth in the Debt Amount Notice;

                                    (ii) a negative amount equal to the Company
Transaction Expenses as set forth in the Company Transaction Expenses Notice;
and

                                    (iii) an amount equal to the Estimated
Working Capital Adjustment as set forth in the Preliminary Statement.

                           (h) Optionee Amount. At the Closing, each Seller
shall be entitled to such Seller's pro rata portion of the Optionee Amount. The "Optionee Amount" means an amount equal to 39% multiplied by the sum of (i) the amount of cash to be paid to the holders of Company Stock Options pursuant to
Section 1.5(f) at the Closing (or, in the case of an adjustment made pursuant to Section 1.8, the amount of the adjustment (whether positive or negative) to the amount of Merger Consideration paid to the holders of Company Stock Options pursuant to Section 1.8) and (ii) the amounts withheld from such amounts pursuant to Section 1.5(f) or Section 1.7.

                  SECTION 1.6 PAYMENT OF MERGER CONSIDERATION.

                           (a) Escrow Amount. At the Closing, Buyer shall
deposit $6,000,000 of the Merger Consideration that would have otherwise been payable to the holders of Company Capital Stock, Company Stock Options and the Company Warrant pursuant to the terms of this Agreement (the "Escrow Amount") in an account with the Bank of New York (the "Escrow Agent") to be held by the Escrow Agent in accordance with the terms of an Escrow Agreement, substantially in the form attached hereto as Exhibit C, to be entered into as of the Closing by and among Buyer, the Escrow Agent and the Seller Representative (the "Escrow Agreement"). The Escrow Amount shall be used to satisfy any purchase price adjustments pursuant to Section 1.8 or claims for indemnification by Buyer or any other Indemnitees determined to be due and payable pursuant to Article VI hereof in accordance with the terms of the Escrow Agreement and shall be maintained and used strictly in accordance with the terms of this Agreement and the Escrow Agreement. The portion of the Escrow Amount that shall be withheld with respect to each share of Company Capital Stock (including each share of Company Capital Stock that would have been issuable under each Company Stock Option and the Company Warrant had they been fully exercised immediately prior to the Effective Time) shall equal the quotient of (i) the Escrow Amount divided by (ii) the Fully-Diluted Number (such quotient is referred to herein as the "Escrow Per Share Amount").

                           (b) Exchange of Certificates; Payment of Merger
Consideration. At the Closing:

                                    (i) each Seller shall deliver to Buyer any
and all (as applicable) (i) certificates representing the issued and outstanding shares of Company Capital Stock held by such Seller, duly endorsed in blank or with duly executed stock powers attached and (ii) the Company Warrant held by such Seller; and

                                    (ii) Buyer shall pay to each holder of
Company Stock Options, and to each Seller who has delivered certificates, stock powers, or the Company Warrant as provided in Section 1.6(b)(i) (and has made such certificates, powers and Company Warrant available for inspection no later than two business days prior to the Closing), by wire transfer of immediately available funds to the accounts designated by the Seller Representative not less than two business days prior to the Closing, an amount equal to (A) the amount payable to such Seller pursuant to Sections 1.5(e) and/or 1.5(f), and 1.5(h) as applicable, less (B) the product of (I) the Escrow Per Share Amount multiplied by (II) the number of shares of Company Capital Stock (including, with respect to each Company Stock Option and the Company Warrant, each share of Company Capital Stock that would have been issuable thereunder as of the Effective Time) held by such Seller. Any Seller who has not provided all of the certificates, powers, or warrant required by Section 1.6(b)(i) above available for inspection not later than two business days prior to the Closing shall be paid by Buyer within two business days following such Buyer's receipt of the documents required by Section 1.6(b)(i) above in satisfactory form.

                  SECTION 1.7 WITHHOLDING. The Company and each Seller authorize Buyer to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Stock Options such amounts as the Company or Buyer is required to deduct and withhold with respect to the making of such payment or exercise of a Company Stock Option under the Internal Revenue Code of 1986, as amended (the "Code"), any provision of state, local or foreign tax law, or any option agreement between the Company and such Seller. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Stock Option in respect of which such deduction and withholding was made by Buyer.

                  SECTION 1.8 PURCHASE PRICE ADJUSTMENTS. In addition to the adjustments to be made to the Merger Consideration pursuant to Section 1.5(g), following the Closing, the parties will adjust the Merger Consideration as follows:

                           (a) Working Capital Adjustment.

                                    (i) "Working Capital" means, as of the
Closing Date, the amount by which the sum of the (A) cash and cash equivalents after subtracting $1,000,000, (B) accounts receivable, (C) inventory (except for account #1310 titled "Volume Discounts/Coop - Reserve"), and (D) prepaid expenses and other current assets (excluding any assets relating to Taxes) of the Company and its Subsidiaries exceeds the sum of the (x) accounts payable and
(y) current accrued expenses (which shall (I) exclude any Indebtedness and accrued interest and Company Transaction Expenses set forth in the Company Transaction Expenses Notice and (II) in the case of Taxes, be limited to the accrued tax liability net of any current benefit from any tax assets) of the Company and its Subsidiaries, all as determined in a manner consistent with the Company's past practices, the Company Balance Sheet, and without taking into account any adjustments relating to the Merger, including any purchase accounting adjustments.

                                    (ii) As promptly as practicable following
the Closing, but in no event later than 60 days after the Closing, Buyer and its representatives will prepare and submit to the Seller Representative a statement (the "Final Statement") setting forth the Working Capital (the "Final Working Capital") (including detail of the components of Working Capital as they would appear on a consolidated balance sheet of the Company prepared in a manner consistent with the Company Balance Sheet) determined in a manner consistent with the Company's past practices, the Company Balance Sheet, and without taking into account any adjustments relating to the Merger, including any purchase accounting adjustments. The Final Statement shall set forth any adjustment to the Merger Consideration that needs to be made as a result of any difference between the Final Working Capital and the Estimated Working Capital pursuant to Section 1.8(a)(iii), as well as any adjustment to the Optionee Amount as a result of such adjustment to the Merger Consideration.

                                    (iii) If the Final Working Capital less the
Estimated Working Capital is a positive number, the Merger Consideration will be increased by the amount of such difference and the Optionee Amount will be increased by a correlative amount (calculated in accordance with Section 1.5(h)). If the Final Working Capital less the Estimated Working Capital is a negative number, the Merger Consideration will be decreased by the amount of such difference and the Optionee Amount will be decreased by a correlative amount (calculated in accordance with Section 1.5(h)).

                           (b) If the Seller Representative disputes Buyer's
calculation of the Final Working Capital as set forth in the Final Statement, the Seller Representative will notify Buyer in writing setting forth its objections in detail within 20 days after delivery of the Final Statement. If the Seller Representative does not so notify Buyer within such 20-day period, the Seller Representative, on behalf the Sellers, will be deemed to have conclusively accepted the Final Statement and the Final Working Capital. If the Seller Representative does so notify Buyer, Buyer and the Seller Representative will endeavor in good faith to resolve any dispute over the calculation. Each party will cooperate with the other party in the determination of the appropriate calculations and any adjustment in the Merger Consideration to be made after the Closing Date, including allowing the other party and its representatives reasonable access after the Closing to the books and records of the Company and its Subsidiaries, subject to the execution of reasonable confidentiality agreements. If Buyer and the Seller Representative are unable to resolve any such dispute within 30 days after the delivery of the Seller Representative's notice of the dispute to Buyer, such dispute may, upon the request of Buyer or the Seller Representative, be submitted to a nationally-recognized accounting firm in the United States as is mutually acceptable to Buyer and the Seller Representative (the "Independent Accounting Firm"), which will resolve all such disputes within 30 days from their submission. Each of Buyer and the Seller Representative will be entitled to submit a proposal for a revised Final Statement (each such proposal, a "Proposed Statement"), and the Independent Accounting Firm will be permitted to select one of the two Proposed Statements, but will be unable to resolve the dispute in any manner other than the selection of one of the two Proposed Statements. The decision of the Independent Accounting Firm will be final and binding upon Buyer, Sub, the Seller Representative and the Sellers. The fees and expenses of the Independent Accounting Firm shall be paid by the non-prevailing party, and if the non-prevailing party is the Sellers, up to $50,000 of such amount may be paid by the Sellers by release of an equal portion of the Escrow Amount to the Independent Accounting Firm, and any remaining balance shall be paid by the Sellers, pro rata.

                           (c) Once the calculation of the Final Working Capital
has been agreed upon by Buyer and the Seller Representative or any dispute with regard thereto has been resolved in accordance with this Section 1.8:

                                    (i) In the event of an increase in the
Merger Consideration and a correlative increase in the Optionee Amount to be made pursuant to this Section 1.8, Buyer will pay to each Seller, by wire transfer of immediately available funds, in the amounts and to the accounts designated by the Seller Representative, its or his respective pro rata amount of (A) the increase in Merger Consideration, and (B) the increase in the Optionee Amount resulting from the increase in Merger Consideration.

                                    (ii) Any decrease in the Merger
Consideration and correlative decrease in the Optionee Amount to be made pursuant to this Section 1.8 will be paid to Buyer from the Escrow Amount and will also reduce the Escrow Per Share Amount on a pro rata basis. If the deduction in the Merger Consideration and the Optionee Amount to be made pursuant to this Section 1.8 exceeds the Escrow Amount, each Seller, severally, shall pay his or its pro rata share of such shortfall to Buyer.

                  SECTION 1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All amounts paid and to be paid to Sellers in accordance with the terms hereof shall be deemed to constitute full satisfaction of all rights pertaining to (a) the shares of Company Capital Stock; (b) the Company Stock Options and the Company Warrant; and (c) the shares of Company Capital Stock underlying such Company Stock Options and the Company Warrant.

                  SECTION 1.10 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Capital Stock shall thereafter be made on the records of the Company. If, after the Effective Time, certificates representing shares of Company Capital Stock are presented to the Surviving Company or the Buyer, such certificates shall be canceled and exchanged as provided in this
Article I.

                  SECTION 1.11 LOST CERTIFICATES. If any certificate representing shares of Company Capital Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such reasonable amount as Buyer may direct as indemnity against any claim that may be made against them with respect to such certificate, Buyer will pay in exchange for such lost, stolen or destroyed certificate the amounts to which the holders thereof are entitled pursuant to this Article I.

                  SECTION 1.12 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Company and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Company's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  SECTION 1.13 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Gibson, Dunn & Crutcher LLP, 1801 California Street, Suite 4200, Denver, Colorado at 10:00 a.m. local time, on the later of (A) the date that is two days after the date on which the last of the conditions set forth in Article VII (such conditions, the "Closing Conditions") has been fulfilled or waived (if permissible), (B) December 19, 2005, or (C) at such other time and place as Buyer and the Company shall agree(the "Closing Date"). Notwithstanding the foregoing, if the last of the Closing Conditions is satisfied on a Friday, then Buyer will use commercially reasonable efforts to effect the Closing on the following Monday, but if Buyer, in its sole discretion, deems that a Closing on that time frame is not reasonably feasible, then the Closing shall take place on the second Monday following the satisfaction of the Closing Conditions. Furthermore, if the last of the Closing Conditions is satisfied on a Saturday or Sunday, then the Closing will occur on the second Monday following such satisfaction.

                           (a) Not less than two days prior to the Closing Date,
the Company shall prepare and submit to Buyer a statement (the "Preliminary Statement") setting forth an estimate of the Working Capital (the "Estimated Working Capital") (including detail of the components of Working Capital as they would appear on a consolidated balance sheet of the Company prepared in a manner consistent with the Company Balance Sheet) determined in a manner consistent with the Company's past practices, the Company Balance Sheet, and without taking into account any adjustments relating to the Merger, including any purchase accounting adjustments. At the Closing, the parties will calculate the difference between the Estimated Working Capital and $22,000,000 (the "Target Working Capital"). Such difference shall be the Estimated Working Capital Adjustment. If the Estimated Working Capital exceeds the Target Working Capital, then the Estimated Working Capital Adjustment shall be a positive number equal to the amount of such excess. If the Estimated Working Capital is less than the Target Working Capital, then the Estimated Working Capital Adjustment shall be a negative number equal to the amount of such shortfall.

                           (b) On the day prior to the Closing Date, the Company
shall deliver to Buyer a written notice (the "Company Transaction Expenses Notice") setting forth and representing in good faith to Buyer the aggregate Company Transaction Expenses, together with an itemization and description of such Company Transaction Expenses in reasonable detail and final invoices from the relevant payees in respect thereof. "Company Transaction Expenses" means any and all out of pocket expenses incurred by the Company or any Subsidiary of the Company in connection with the transactions contemplated by this Agreement, to the extent such expenses remain unpaid as of the Closing, including to the extent payable by the Company or a Subsidiary of the Company, the fees of legal advisors, accountants, investment bankers, financial advisors, valuation firms or similar professionals. On the Closing Date, Buyer, on behalf of the Company, shall pay the Company Transaction Expenses reflected on the Company Transaction Expenses Notice to the applicable professionals and other payees reflected on such notice.

                           (c) On the day prior to the Closing Date, the Company
shall deliver a written notice (the "Debt Amount Notice") setting forth and representing in good faith to Buyer the total Debt Amount, together with an itemization and description of such Debt Amount. "Debt Amount" means all Indebtedness of the Company or its Subsidiaries and all accrued interest related to such Indebtedness, including Indebtedness associated with the Credit Agreement listed in Section 3.11(b) of the Company Letter (the "Company Credit Facility"), the Senior Subordinated Loan Agreement listed in Section 3.11(b) of the Company Letter (the "Senior Subordinated Loan Agreement"), and leases and similar arrangements required to be capitalized in accordance with U.S. generally accepted accounting principles ("GAAP"), other than those capitalized real estate leases set forth in Section 1.13 of the Company Letter, together with any breakage costs, prepayment penalties or similar fees or amounts that would be incurred by the immediate payment of such Indebtedness.

                           (d) On the Closing Date and simultaneously with the
Closing, Buyer, on behalf of the Company, shall pay or otherwise discharge all Indebtedness and other amounts due and payable under, and terminate the Company Credit Facility and the Senior Subordinated Loan Agreement. Concurrent with such payment or discharge, the Company shall obtain (i) releases of all guarantees by the Company's Subsidiaries securing the Indebtedness and other obligations under the Company Credit Facility or other Indebtedness, and (ii) releases of all Encumbrances on the assets, properties and capital stock of the Company and each of its Subsidiaries securing the Indebtedness under the Company Credit Facility. At the Closing, the Company shall provide evidence in writing satisfactory to Buyer of the Company's performance of the covenants set forth in this Section 1.13(d), including payoff letters in customary form and UCC-3 termination statements and other customary Encumbrance-release documentation in connection with the release of guarantees and the release of Encumbrances on the assets, properties and capital stock of the Company and each of its Subsidiaries.

                           (e) Between the time of delivery of any notice
required to be given to Buyer pursuant to Sections (a), (b), or (c) of this
Section 1.13 and the Closing, Buyer and the Company shall cooperate to ensure the accuracy of such notices.

                           (f) For avoidance of doubt, downward adjustments to
the Merger Consideration made pursuant to Section 1.8, or any Losses incurred as a result of any inaccuracy in the Company Transaction Expenses Notice or the Debt Amount Notice shall be made by a claim against the Escrow Amount and shall be made without regard to the indemnification provisions of Article VI (including the Deductible and the Cap) of this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                OF BUYER AND SUB

                  Buyer and Sub represent and warrant to the Company and the Sellers as follows:

                  SECTION 2.1 ORGANIZATION, STANDING AND POWER. Each of Buyer and Sub is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

                  SECTION 2.2 AUTHORITY. On or prior to the date of this Agreement, the respective Boards of Directors of Buyer and Sub have declared the Merger advisable and have approved and adopted this Agreement in accordance with the DGCL. Each of Buyer and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and Sub and the consummation by Buyer and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including all Board action) on the part of Buyer and Sub, subject to the filing of appropriate Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by Buyer and Sub, and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the Sellers) this Agreement constitutes the valid and binding obligation of Buyer and Sub enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  SECTION 2.3 CONSENTS AND APPROVALS; NO VIOLATION. Except for the filings, registrations, authorizations, consents and approvals described in clauses (i), (ii) and (iii) of the following sentence of this Section 2.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a benefit under, any provision of (a) the Certificate of Incorporation or the By-laws of Buyer, each as amended to date, (b) the Certificate of Incorporation and By-laws of Sub, each as amended to date, (c) any material contract, agreement or arrangement to which Buyer or Sub is a party or by which any of their respective assets are bound, or (d) any judgment, order, decree, statute, law, or material ordinance, rule or regulation, applicable to Buyer or Sub or any of their respective properties or assets. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Buyer or Sub in connection with the execution and delivery of this Agreement by Buyer or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, or (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Each representation and warranty set forth below is qualified by any exception or disclosures set forth in the letter dated the date hereof and delivered on the date hereof by the Company to Buyer, which relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), which exceptions specifically reference the Sections to be qualified. In all other respects, each representation and warranty set out in this Article III is not qualified in any way whatsoever, will not merge on the Closing, or by reason of the execution and delivery of any agreement, document or instrument at the Closing, will remain in force on and after the Closing Date, is given with the intention that liability is not confined to breaches discovered before Closing, is separate and independent and is not limited by reference to any other representation or warranty or any other provision of this Agreement, and is made and given with the intention of inducing Buyer and Sub to enter into this Agreement. The Company represents and warrants to Buyer and Sub as follows:

                  SECTION 3.1 ORGANIZATION, STANDING AND POWER.

                           (a) Each of the Company and its Subsidiaries is (i) a
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth in Section 3.1(a) of the Company Letter, and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" mean, when used with respect to the Company or any of its Subsidiaries, any change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, operations, properties, assets, results of operations or the condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                  (b) The Company has heretofore furnished to Buyer a complete and correct copy of the certificate of incorporation and bylaws or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents. The transfer books and minute books of each of the Company and its Subsidiaries that have been made available for inspection by Buyer prior to the date hereof are true and complete.

            SECTION 3.2 CAPITAL STRUCTURE.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of 20,000 shares of Company Common Stock and 80,000 shares of Company Preferred Stock. As of the date hereof, (i) 10,024.018 shares of Company Common Stock are issued and outstanding, all of which were validly issued, fully paid and nonassessable, and free of preemptive rights, (ii) no shares of Company Preferred Stock are issued and outstanding, (iii) no shares of Company Common Stock are held in the treasury of the Company, (iv) 1,126.769 shares of Company Common Stock are reserved for future issuance pursuant to the Company's 2003 Stock Option Plan (the "Company Stock Option Plan"), and (v) 228.00 shares of Company Common Stock are reserved for issuance pursuant to a warrant to purchase shares of Company Common Stock issued by the Company (the "Company Warrant"). On the date hereof, the issued and outstanding shares of Company Common Stock are held of record by the Persons and in the amounts with the corresponding certificate numbers set forth in Section 3.2(a) of the Company Letter. Section 3.2(a) of the Company Letter sets forth, for each Subsidiary of the Company, the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of its outstanding capital stock. There are no outstanding shares of Company Common Stock, Company Preferred Stock or capital stock of any Subsidiary of the Company that are not listed in Section 3.2(a) of the Company Letter. As of the Closing Date, there will be no shares of Company Capital Stock or capital stock of any Subsidiary of the Company outstanding other than as listed in Section 3.2(a) of the Company Letter.

                  (b) Section 3.2 (b) of the Company Letter contains a correct and complete list as of the date of this Agreement of each outstanding option to purchase shares of Company Capital Stock issued under the Company Stock Option Plan (collectively, the "Company Stock Options"), including the holder, date of grant, exercise price and number of shares of Company Capital Stock subject thereto. Section 3.2(b) of the Company Letter correctly sets forth for the Company Warrant, the holder, date and number of shares subject thereto. Except as set forth on Section 3.2(b) of the Company Letter, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Capital Stock or capital stock of any of the Company's Subsidiaries, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. All Company Stock Options and all shares of Company Capital Stock issued pursuant to the exercise of options granted under the Company Stock Option Plan have been granted or issued, respectively, and all shares of Company Common Stock issued pursuant to the Company Stock Options prior to the Closing, if any, will be issued, in compliance with the Securities Act.

                  (c) Except as set forth in Section 3.2(c) of the Company Letter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any capital stock of or any equity interests in the Company. Except as set forth in Section 3.2(c) of the Company Letter, there are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or any equity interests in such Subsidiary of the Company. Except as set forth in Section 3.2 of the Company Letter, the Company and its Subsidiaries do not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company or any of its Subsidiaries on any matter. Except as set forth on Section 3.2(c) of the Company Letter, as of the date hereof, neither the Company nor any of its Subsidiaries is party to or bound by (i) any agreement or commitment pursuant to which the Company or any of its Subsidiaries is or could be required to register any securities under the Securities Act or
(ii) any debt agreements or instruments which grant any rights to vote (contingent or otherwise) on matters on which shareholders of the Company may vote.

                  (d) Section 3.2(d) of the Company Letter contains a correct and complete list as of the date of this Agreement of each entity in which the Company or any of its Subsidiaries owns an equity interest (other than a Subsidiary), including the number of outstanding shares of the stock of each such entity, the percentage interest represented by such ownership in the entity, and the date of acquisition of the ownership interest in any such entity.

                  (e) Except as set forth in Section 3.2(e) of the Company Letter, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of Company Capital Stock.

            SECTION 3.3 AUTHORITY.

                  (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the filing of the Certificate of Merger as required by the DGCL. This Agreement has been duly and validly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Buyer and Sub and the validity and binding effect of the Agreement on Buyer and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  (b) Without limiting the generality of the foregoing, on or prior to the date of this Agreement and as of the Closing, (i) the Board of Directors of the Company has unanimously (A) declared the Merger advisable and fair to and in the best interests of the Company and its shareholders, and approved and adopted this Agreement in accordance with the DGCL, (B) recommended approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's shareholders, and (C) has not withdrawn or modified such approval or resolution to recommend; and (ii) the shareholders of the Company have unanimously approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and have not withdrawn or modified such approval and adoption.

            SECTION 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Except for the filings, registrations, authorizations, consents and approvals described in clauses (i), (ii) and (iii) of the following sentence of this Section 3.4 and except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (a) the Certificate of Incorporation of the Company, as amended from time to time, or the Bylaws of the Company (together, the "Company Charter"), (b) any Material Contract, or (c) any judgment, order, decree, statute, law, or any material ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, (ii) the filing of Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement.

            SECTION 3.5 FINANCIAL STATEMENTS.

                  (a) The Company has furnished Buyer with copies of the following (collectively, the "Financial Statements"): (i) an audited consolidated balance sheet of the Company and the related audited consolidated statements of operations, shareholders' equity and cash flows (including any related notes thereto), as of and for the fiscal years ended December 26, 2004, and December 28, 2003, together with the report thereon of Ernst & Young LLP, independent certified public accountants to the Company (the "Audited Financial Statements"), and (ii) the unaudited consolidated balance sheet, the related unaudited consolidated statement of income and the related unaudited consolidated statement of cash flows as of and for the period ended September 25, 2005 (the "Interim Financial Statements"). The consolidated balance sheet of the Company as of September 25, 2005 is referred to herein as the "Company Balance Sheet" and the date thereof is referred to herein as the "Company Balance Sheet Date." The Financial Statements are included as Section 3.5(a) of the Company Letter.

                  (b) The Audited Financial Statements and the Interim Financial Statements fairly present, in all material respects, the consolidated financial position and results of operations, and, in the case of the Audited Financial Statements, the changes in shareholders' equity, of the Company, together with its Subsidiaries, as of the respective dates and for the respective periods presented in such Financial Statements (subject in the case of the Interim Financial Statements, to normal audit adjustments (the effect of which would not, individually or in the aggregate, be materially adverse). Except as set forth in Section 3.5(b) of the Company Letter, the Audited Financial Statements, including the notes thereto, and the Interim Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as disclosed therein and, in the case of the Interim Financial Statements, for the absence of footnotes (which, if presented, would not differ materially from those included in the Audited Financial Statements)) and subject in the case of the Interim Financial Statements to normal year-end adjustments (the effect of which would not, individually or in the aggregate, be materially adverse). No financial statements of any Person other than the Company or its Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company. The Company maintains and will until the Closing maintain a standard system of accounting established and administered in accordance with GAAP.

                  (c) All financial projections provided by the Company to Buyer have been produced in good faith based on reasonable assumptions; provided, however, that such projections are subject to change and are not a guarantee of any future performance of the Company and its Subsidiaries.

                  (d) Except as reflected or reserved against in the Financial Statements (which reserves have been established in accordance with GAAP), or disclosed in the footnotes thereto and except as set forth in Section 3.5(d) of the Company Letter, the Company and its Subsidiaries had no liabilities (including Tax liabilities) at the Company Balance Sheet Date, direct or indirect, absolute or contingent, of a type required to be recorded on a balance sheet or disclosed in the notes thereto under GAAP. Except as set forth in
Section 3.5(d) of the Company Letter, the Company does not have any reimbursement obligations in respect of letters of credit, surety bonds, or obligations in respect of banker's acceptances, whether or not matured.

                  (e) The line items of cash and cash equivalents, accounts receivable, inventory, prepaid expenses, accounts payable, and current accrued expenses on the Company Balance Sheet are identical to those line items on the balance sheet of Murray's Discount Auto Stores, Inc. (excluding intercompany items that would be eliminated in a consolidated financial statement).

            SECTION 3.6 NO DEFAULT. Except as set forth in Section 3.6 of the Company Letter, neither the Company nor any of its Subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (a) the Company Charter or (b) any order, writ, injunction or decree applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.

            SECTION 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.7 of the Company Letter, since the Company Balance Sheet Date, (a) neither the Company nor any of its Subsidiaries has incurred any liability or obligation, in each case, in excess of $50,000 (indirect, direct or contingent), or entered into any written agreement involving rights or obligations, in each case, in excess of $50,000, that is not in the ordinary course of business, (b) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance), (c) there has been no change in the capital stock of the Company,
(d) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (e) there has not been (i) any adoption of a new Company Plan (as hereinafter defined), (ii) any amendment to a Company Plan increasing benefits thereunder, (iii) any granting by the Company or any of its Subsidiaries to any executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the Company Balance Sheet Date, (iv) any granting by the Company or any of its Subsidiaries to any such executive officer or other key employee of any increase in severance or termination agreements in effect as of the Company Balance Sheet Date, or (v) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer or other key employee, and (f) there has been no event causing a Material Adverse Effect on the Company or any of its Subsidiaries, nor any development that would (as far as can be foreseen at the time), individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

            SECTION 3.8 PERMITS AND COMPLIANCE. Except as set forth in Section
3.8 of the Company Letter, (i) the Company and its Subsidiaries are and at all times have been in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate their properties or to carry on their respective businesses as such are now being conducted (the "Company Permits"),
(ii) no notice suspension or cancellation of any of the Company Permits has been received by the Company or, to the knowledge of the Company, has been threatened, and (iii) the Company and its Subsidiaries are not nor have they been in violation in any material respect of (A) any Company Permits, or
(B) any Applicable Law, including any consumer protection, equal opportunity, customs, export control, foreign trade, foreign corrupt practices (including the Foreign Corrupt Practices Act). Neither the Company nor any of its Subsidiaries is subject to any consent decree from any Governmental Entity. The Company and its Subsidiaries have not, and no employee, agent or shareholder of the Company or its Subsidiaries (in their capacity as such as purporting to act in such capacity or on behalf of or in connection with the business or affairs of the Company or its Subsidiaries) has, directly or indirectly has made any payment of funds of any such entity or received or retained any funds in violation of any Applicable Law.

            SECTION 3.9 TAX MATTERS.

                  (a) Except as otherwise set forth in Section 3.9 of the Company Letter,

                        (i) the Company and its Subsidiaries have timely filed (taking account of extensions to file that have been properly obtained) all Tax Returns (as hereinafter defined) required to have been filed by them, and such Tax Returns are correct and complete in all material respects;

                        (ii) the Company and its Subsidiaries have timely paid (taking account of extensions to pay that have been properly obtained) all Taxes (as hereinafter defined) required to have been paid by them that have been due;

                        (iii) the Company and its Subsidiaries have complied in all respects with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes;

                        (iv) the Company and its Subsidiaries have not waived any statute of limitations in respect of its Taxes, which remains open;

                        (v) no federal, state, local, or foreign audits or administrative proceedings, of which the Company or any of its Subsidiaries has notice, are pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries has received a written notice of any proposed audit or proceeding from the Internal Revenue Service ("IRS") or any other taxing authority;

                        (vi) no issues have been raised by the relevant taxing authority in connection with the examination of Tax Returns required to have been filed by or with respect to the Company or any of its Subsidiaries;

                        (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full;

                        (viii) neither the Company nor any of its Subsidiaries has engaged in any transaction that would constitute a "reportable transaction" within the meaning of Section 6111 or a "tax shelter" within the meaning of
Section 6662 of the Code;

                        (ix) neither the Company nor any of its Subsidiaries has submitted a request for a ruling to the IRS or a State tax authority;

                        (x) neither the Company nor any of its Subsidiaries has at any time made, changed or rescinded any express or deemed election relating to Taxes, that is not reflected in any Tax Return, nor has the Company or any of its Subsidiaries at any time changed any of its methods of reporting income or deductions for Tax purposes from those employed in the preparation of its Tax Returns;

                        (xi) neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations (within the meaning of Section 1504(a)) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined, or unitary income tax return under comparable provisions of state, local, or foreign tax law) for any taxable period, other than the group of which the Company is the common parent;

                        (xii) neither the Company nor any of its Subsidiaries has any obligation under any agreement or arrangement, other than pursuant to Leases (as hereinafter defined) and with regard to employee compensation, with any other Person with respect to Taxes of such other Person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax law) including any liability for Taxes of any predecessor entity;

                        (xiii) as of the Company Balance Sheet Date, the unpaid Taxes of the Company and its Subsidiaries did not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the Company Balance Sheet;

                        (xiv) Section 3.9 of the Company Letter sets forth all jurisdictions outside of the United States in which the Company and its Subsidiaries are subject to Tax, engaged in business, or have a permanent establishment;

                        (xv) the Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement, or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Merger;

                        (xvi) Neither the Company nor a Subsidiary has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, or a stockholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law);

                        (xvii) Neither the Company nor any Subsidiary has ever made an election under Section 338 of the Code (or under any similar provisions of state, local or foreign Law);

                        (xviii) Neither the Company nor any Subsidiary has been a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign law);

                        (xix) Neither the Company nor any Subsidiary has had a material Liability with respect to Taxes as a result of being a stockholder of a "passive foreign investment company" within the meaning of Section 1297 of the Code;

                        (xx) Neither the Company nor any Subsidiary has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty) or has otherwise become subject to Tax jurisdiction in a country other than the country of its formation; and

                        (xxi) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (b) For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer, excise, capital, or net worth tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest thereon or penalty imposed with respect thereto by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined, or any other basis, and shall include any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement, or otherwise), and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

                  (c) Section 3.5 and this Section 3.9 contain all of the Company's representations and warranties relating to Taxes, and no other provision of this Agreement will be deemed to contain any representations and warranties relating to such matters.

            SECTION 3.10 ACTIONS AND PROCEEDINGS. Except as set forth in Section
3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or shareholders of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Company Plan (as hereinafter defined). Except as set forth in Section
3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (excluding claims for workers' compensation for amounts, in each case, less than $25,000) pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of their respective present or former directors, officers, employees, consultants, agents or shareholders, as such, or any of the Company's or its Subsidiaries' respective properties, assets or business or any Company Plan.

            SECTION 3.11 CERTAIN AGREEMENTS.

                  (a) Except as set forth in Section 3.11(a) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement, program, plan or other arrangement relating to the compensation of employees of the Company or any of its Subsidiaries, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, pension plan (as defined in Section 3(2) of ERISA) or welfare plan (as defined in Section 3(1) of ERISA) (collectively the "Compensation Agreements"), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Section 3.11(a) of the Company Letter sets forth (i) for each officer, director or employee who is a party to, or will receive benefits under, any Compensation Agreement as a result of the transactions contemplated herein, the total amount that each such Person may receive, or is eligible to receive (other than the portion of the Merger Consideration that such Person, if a Seller, will receive pursuant to this Agreement), assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company from each officer, director or employee of the Company or any of its Subsidiaries.

                  (b) Set forth in Section 3.11(b) of the Company Letter is a list of all Material Contracts to which the Company or any of its Subsidiaries is a party (and has any continuing rights or obligations under) or to which any of its assets are bound as of the date hereof. Prior to the date hereof, the Company has provided true and complete copies of all such Material Contracts to Buyer. "Material Contracts" means any of the following contracts, agreements or arrangements (other than purchase or sales orders entered into in the ordinary course), whether written or oral, currently in effect:

                        (i) any contract or commitment that involves continuing rights or obligations in excess of $100,000, which is not terminable by the Company or any of its Subsidiaries on 90 or fewer days notice without penalty;

                        (ii) any contracts with employees, agents or consultants (including severance or separation agreements);

                        (iii) any contract with franchisees;

                        (iv) any partnership or joint venture agreement;

                        (v) any real estate lease or other occupancy or use agreements (including all leases for retail store locations), or any options or rights of first refusal with respect to the acquisition of real estate by the Company or any of its Subsidiaries;

                        (vi) any agreements giving any party the right to renegotiate or require a reduction in price or refund of payments of more than $35,000 previously made in connection with the business of the Company or any of its Subsidiaries;

                        (vii) any agreements for the borrowing or lending of money with respect to the business of the Company or any of its Subsidiaries and any guaranty agreement or other evidence of Indebtedness;

                        (viii) any agreements the primary purpose of which is to require the Company or any of its Subsidiaries to indemnify any other party thereto;

                        (ix) any agreement for the sale of goods or services to any Governmental Entity in excess of $35,000;

                        (x) any agreement granting any Person a lien on any of the assets of the Company or any of its Subsidiaries (other than Permitted Encumbrances or purchase money security interests);

                        (xi) any bonus, executive or deferred compensation, profit sharing, pension or retirement, stock option or stock purchase, hospitalization, insurance, medical reimbursement or other plan, agreement or arrangement or practice providing employee or executive benefits to any officer or employee or former officer or former employee;

                        (xii) any non-competition, secrecy or confidentiality agreement relating to the business of the Company or any of its Subsidiaries or any other contract restricting its right to conduct the business of the Company or any of its Subsidiaries at any time, in any manner or at any place in the world, or the expansion thereof to other geographical areas, customers, suppliers or lines of business;

                        (xiii) any license agreement granting to the Company or any of its Subsidiaries the exclusive right to use or practice any rights under any Intellectual Property and any license agreement under which the Company or any of its Subsidiaries grants licenses or other rights in or to use or practice any rights under any Intellectual Property; or

                        (xiv) any agreement granting the Company or any of its Subsidiaries any right under or with respect to any Intellectual Property owned by a third party that is used in connection with the business of the Company and its Subsidiaries other than any license agreements for commercially available software applications used generally in the operations of the Company and its Subsidiaries which (A) relate to desktop applications or (B) involve license fees (per agreement) of no more than $25,000.

                  (c) Each Material Contract is a legal, valid and binding agreement of the Company or its Subsidiary, as applicable. Except as set forth in Section 3.11(c) of the Company Letter, neither the Company nor any of its Subsidiaries (or to the knowledge of the Company, any other party thereto) is in default under any Material Contract, and the Company has not received any notice of cancellation or default of any such Material Contract. Each Material Contract is in full force and effect, and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default, event of default or other breach by the Company or one of its Subsidiaries which would entitle the other party to such Material Contract to terminate the same or declare a default or event of default thereunder; and neither the Company nor any of its Subsidiaries is in receipt of any claim of default under any Material Contract.

            SECTION 3.12 ERISA.

                  (a) Each Company Plan is listed in Section 3.12(a) of the Company Letter. With respect to each Company Plan, the Company has made available to Buyer a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the applicable government agency, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan,
(v) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (vi) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (vii) the most recent determination letter or opinion letter and request therefore, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (viii) any request for a determination currently pending before the IRS, (ix) all correspondence with the IRS, the Department of Labor, or Pension Benefit Guaranty Corporation relating to any outstanding controversy or with respect to any matter that has been resolved in the previous three years and (x) all forms and certificate samples used to comply with Sections 4980, 9801 and 9802 of the Code. Each Company Plan complies in form and has been operated in material compliance with ERISA, the Code and all other Applicable Law. Except as set forth in Section 3.12(a) of the Company Letter, no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived. Neither the Company nor any of its Subsidiaries or any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Multiemployer Plan (as hereinafter defined) and would not incur any withdrawal liability if it withdrew from all Company Multiemployer Plans on the date of this Agreement. No action has been taken, or is currently being considered, to terminate or withdraw from any Company Plan subject to Title IV of ERISA and there is no reason to believe the Pension Benefit Guaranty Corporation would initiate the termination of any such Plan.

No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                  (b) Except as listed in Section 3.12(b) of the Company Letter and except for routine contributions due and owing, with respect to the Company Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries or any ERISA Affiliate or Company Plan fiduciary could be subject to any material liability under the terms of such Company Plans, ERISA, the Code or any other Applicable Law. All Company Plans that are intended to be qualified under
Section 401(a) of the Code have been determined by the IRS to be so qualified through the issuance of a favorable determination letter or an opinion letter, or a timely application for such determination is now pending and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Neither the Company nor any of its Subsidiaries nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. No event has occurred and there exists no condition or set of circumstances that would result in an increase in the contributions required to be made to any Company Multiemployer Plan by the Company or any of its Subsidiaries or any ERISA Affiliate. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its Subsidiaries nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by
Section 4980B of the Code.

                  (c) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (including a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), and any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, program, agreement, arrangement or understanding, in each case established or maintained by the Company or any of its Subsidiaries or any of its ERISA Affiliates or as to which the Company or any of its Subsidiaries or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its Subsidiaries or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) "ERISA Affiliate" means any trade or business (whether or not incorporated) which would be considered a single employer with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                  (d) Section 3.12(d) of the Company Letter contains a list of all (i) severance and employment agreements with officers and employees of the Company and each of its Subsidiaries and each ERISA Affiliate, (ii) severance programs and policies of the Company, each of its Subsidiaries and each ERISA Affiliate with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company, and each of its Subsidiaries and each ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

                  (e) Except as set forth in Section 3.12(e)of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated hereby.

                  (f) There is no Company Plan that is subject to the laws of a foreign government or jurisdiction.

                  (g) This Section 3.12 and Section 3.8 contain all of the Company's representations and warranties as to any matter relating to ERISA, and no other provision of this Agreement will be deemed to contain any representations and warranties relating to such matters.

            SECTION 3.13 COMPLIANCE WITH WORKER SAFETY LAWS. The properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws").

            SECTION 3.14 INSURANCE. Section 3.14 of the Company Letter contains a list of all policies of title, property, fire, casualty, liability, life, business interruption, product liability, sprinkler and water damage, workmen's compensation, libel and slander, Directors and Officers, and other forms of insurance of any kind relating to the business and operations of the Company and its Subsidiaries in each case which are in force as of the date hereof (the "Insurance Policies"). The Company and its Subsidiaries have made any and all payments required to maintain the Insurance Policies in full force and effect. The Company and its Subsidiaries have not received notice of default under any Insurance Policy and have not received written notice or, to the knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or premium increase with respect to any Insurance Policy.

            SECTION 3.15 LABOR MATTERS. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract nor, to the knowledge of the Company, is there any effort to organize any employees of the Company. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and to the knowledge of the Company, there is no unfair labor practice complaint or grievance filed against the Company or any of its Subsidiaries by any

Person pursuant to the National Labor Relations Act or any comparable state agency or foreign law pending or threatened in writing with respect to the Company Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that may interfere with the respective business activities of the Company or any of its Subsidiaries in any material respect. The Company and its Subsidiaries have complied in all material respects with all Applicable Laws relating to the employment of labor.

            SECTION 3.16 INTELLECTUAL PROPERTY.

                  (a) As used herein, the term "Intellectual Property" means all intellectual property rights arising from or associated with the following, whether created, protected or arising under the laws of the United States or any other jurisdiction with respect to the following: (i) trade names, trademarks and service marks (whether registered or unregistered), domain names and other internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing (collectively, "Marks"); (ii) patents and patent applications and rights in respect of utility models or industrial designs (collectively, "Patents"); (iii) copyrights (whether registered or unregistered) and registrations and applications therefor (collectively, "Copyrights"); (iv) know-how, inventions, discoveries, methods, processes, techniques, methodologies, formulae, algorithms, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, "Trade Secrets"), and (v) rights of publicity, privacy or related rights.

                  (b) Registered Intellectual Property. Section 3.16(b)(1) of the Company Letter sets forth an accurate and complete list of all registered Marks and applications for registration of Marks owned by or exclusively licensed to the Company or any of its Subsidiaries (collectively, "Company Registered Marks"), Section 3.16(b)(2) of the Company Letter sets forth an accurate and complete list of all Patents owned by or exclusively licensed to the Company or any of its Subsidiaries (collectively, "Company Patents"),
Section 3.16(b)(3) of the Company Letter sets forth an accurate and complete list of all the domain names owned or exclusively licensed to the Company or any of its Subsidiaries (collectively, "Company Domain Names"), and Section 3.16(b)(4) of the Company Letter sets forth an accurate and complete list of all registered Copyrights and all pending applications for registration of Copyrights owned by or exclusively licensed to the Company or any of its Subsidiaries (collectively the "Company Registered Copyrights" and, together with the Company Registered Marks, the Company Patents, and the Company Registered Domain Names, the "Company Registered IP"). No Company Registered IP has been or is now involved in any litigation or administrative proceeding including any interference, reissue, reexamination, opposition or cancellation proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. All

Company Registered IP has been registered (or in the case of applications, is in the process of being registered) or obtained in accordance with all applicable legal requirements and is currently in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such Company Registered IP or otherwise materially affect the priority, validity and enforceability of such Company Registered IP. No notice or claim challenging the validity or enforceability or alleging the misuse of any of the Company Registered IP has been received by the Company or any of its Subsidiaries. All filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP have been timely paid.

                  (c) Trademarks. To the Company's knowledge, there has been no prior use of any Company Registered Mark by any third party that would confer upon such third party superior rights in such Company Registered Mark. All Company Registered Marks have been continuously used by the Company or one of its Subsidiaries in the form appearing in, and in connection with, the goods and services listed in their respective registration certificates and applications therefor, respectively.

                  (d) Ownership. Except as set forth in Section 3.16(d) of the Company Letter, the Company or its Subsidiaries own exclusively all right, title and interest to the Company Registered IP and either (i) own exclusively all right, title and interest or (ii) license, under valid license agreements, all other Intellectual Property used by the Company. Except as set forth in Section 3.16(d) of the Company Letter, the Company Registered IP is free and clear of any lien or other adverse claims or interests, and the Company has not created any lien or other adverse claims or interests in any other Intellectual Property used by the Company, except for Permitted Encumbrances. Neither the Company nor any of its Subsidiaries have received any written notice or claim challenging the Company's or its Subsidiaries' ownership or use of any Intellectual Property. None of the Intellectual Property owned by the Company and its Subsidiaries or, to the knowledge of the Company, licensed to the Company or one of its Subsidiaries is subject to any outstanding order, judgment, or stipulation restricting the use thereof by the Company or its Subsidiaries. To the Company's knowledge, no third party has infringed or is infringing the Company Registered IP or any other Intellectual Property owned by or exclusively licensed to the Company.

            SECTION 3.17 REQUIRED VOTE OF COMPANY SHAREHOLDERS; BUSINESS COMBINATION.

                  (a) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve this Agreement. No other vote of the security holders of the Company, including without limitation the holders of Company Preferred Stock (of which no shares are issued and outstanding), is required by law, the Company Charter or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

                  (b) No "fair price," "interested shareholder," "business combination" or similar provision of any state takeover law is applicable to the consummation by the Company of the transactions contemplated by this Agreement.

            SECTION 3.18 ENVIRONMENTAL MATTERS.

                  (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) petroleum and petroleum products, petroleum by-products or breakdown products, radioactive materials, asbestos and asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) "Environmental Law" means any Applicable Law, past, present or future (up until the Effective Time) and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and
(iii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law. "Environmental Law" does not include any Worker Safety Laws.

                  (b) Except as set forth in Section 3.18(b) of the Company Letter, the Company and each of its Subsidiaries is and has been in compliance with all applicable Environmental Laws, possesses all Environmental Permits and is in compliance with their requirements, and has resolved all known past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability.

                  (c) The Company and its Subsidiaries have (i) not placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of their respective properties or any other properties except in compliance with applicable Environmental Laws, (ii) excluding matters consistent with the ordinary course of their business and in compliance with applicable Environmental Law, no knowledge of the presence of any Hazardous Substances on, under, emanating from, or at any of their respective properties or any other property but arising from their respective current or former properties or operations, and (iii) no knowledge nor has it received any written notice, (A) that the Company or any of its Subsidiaries have violated or have any liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability,
(C) requiring that the Company or any of its Subsidiaries investigate, respond to or remediate Hazardous Substances at or arising from any of their respective current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require significant expenditures or to result in liability or (E) demanding payment by the Company or any of its Subsidiaries for response to or remediation of Hazardous

Substances at or arising from any of their respective current or former properties or operations or any other properties.

                  (d) To the knowledge of the Company, no Environmental Law imposes any obligation upon the Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

                  (e) True and correct copies of all environmental assessments or audit reports or other similar studies or analyses in the possession or control of the Company or its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or its Subsidiaries have been made available to Buyer.

                  (f) Except as set forth in Section 3.18(f) of the Company Letter, to the knowledge of the Company, no underground storage tanks, asbestos-containing material, or polychlorinated biphenyls have ever been located on property or properties presently or formerly owned or operated by the Company or any of its Subsidiaries.

                  (g) Except as set forth in Section 3.18(g) of the Company Letter, neither the Company nor any of its Subsidiaries has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for corrective or remedial action.

                  (h) The Company and its Subsidiaries are not presently required, nor do the Company or its Subsidiaries expect over the next five years to be required, to make any capital or other expenditures to comply with any Environmental Law nor to the Company's knowledge is there any reasonable basis on which any Governmental Entity could take action that would required such capital or other expenditures.

                  (i) This Section 3.18 and Section 3.8 contain all of the Company's representations and warranties as to any matter relating to Hazardous Substances or arising under Environmental Law, and no other provision of this Agreement will be deemed to contain any representations and warranties relating to such matters.

            SECTION 3.19 SUPPLIERS. Neither the Company nor any of its Subsidiaries has received any notice, oral or written, nor have they any reason to believe that any significant supplier, including without limitation any sole source supplier, will not sell supplies, merchandise and other goods to the Surviving Company or its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to the Company and its Subsidiaries, subject only to general and customary price increases, unless comparable supplies, merchandise, or other goods are readily available from other sources on comparable terms and conditions.

            SECTION 3.20 ACCOUNTS RECEIVABLE. All of the accounts and notes receivable of the Company and its Subsidiaries set forth on the books and records of the Company (net of the applicable reserves reflected on the books and records of the Company and in the Financial Statements) (i) represent sales actually made or transactions actually effected in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's length transactions, (ii) except as set forth on Section 3.20(ii) of the Company Letter, constitute valid claims, and (iii) except as set forth on Section 3.20(iii) of the Company Letter, are good and collectible at the aggregate recorded amounts thereof (net of such reserves) without right of recourse, defense, deduction, return of goods, counterclaim, or offset.

            SECTION 3.21 INVENTORIES. Except as set forth in Section 3.21 of the Company Letter, all inventories of the Company and its Subsidiaries, whether or not reflected in the balance sheet included with the Audited Financial Statements or the balance sheet included in the Interim Financial Statements, consist of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of sub-standard quality, all of which have been written-down or written-off to net realizable value in the balance sheet included with the Audited Financial Statements or the balance sheet included in the Interim Financial Statements or the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written-off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Company and its Subsidiaries.

            SECTION 3.22 TRANSACTIONS WITH AFFILIATES.

                  (a) For purposes of this Section 3.22, the term "Affiliated Person" means (i) any holder of more than 5% of the Company Capital Stock, (ii) any director, officer or senior executive of the Company or any of its Subsidiaries, (iii) any member of the immediate family of any of such persons, or (iv) any Person that is controlled by any of the foregoing.

                  (b) Except as set forth in Section 3.22(b) of the Company Letter, since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any property or assets or obtained any services from, (ii) sold, leased or otherwise disposed of any property or assets or provided any services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any of its Subsidiaries), (iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person, other than the issuance of the PIK Notes to JWC Equity Funding, III, Inc. ("JWC") pursuant to the Senior Subordinated Loan Agreement.

                  (c) Except as set forth in Section 3.22(c) of the Company Letter, (i) the contracts of the Company and its Subsidiaries do not include any obligation or commitment between the Company or one of its Subsidiaries on the one hand, and any Affiliated Person on the other hand, (ii) the assets of the Company and its Subsidiaries do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or its Subsidiaries, and
(iii) the liabilities of the Company and its Subsidiaries do not include any payable or other obligation or commitment from the Company or one of its Subsidiaries to any Affiliated Person.

                  (d) Except as set forth in Section 3.22(d) of the Company Letter, to the knowledge of the Company, no Affiliated Person of any of the Company or one of its Subsidiaries is a party to any contract with any customer or supplier of the Company or its Subsidiaries that affects in any manner the business, financial condition or results of operation of the Company.

            SECTION 3.23 TITLE TO AND SUFFICIENCY OF ASSETS.

                  (a) The Company and its Subsidiaries hold good and valid title to or a valid leasehold interest in all of their assets constituting personal property, including all of the personal property assets reflected on the Company Balance Sheet or acquired in the ordinary course of business since the Company Balance Sheet Date, except those sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business consistent with past practice. The personal property assets owned or leased by the Company and its Subsidiaries constitute all of the personal property necessary for the Company to carry on its business as currently conducted. Except as set forth in Section 3.23(a) of the Company Letter, none of the personal property assets owned or leased by the Company or any of its Subsidiaries is subject to any Encumbrance, other than (i) liens for current taxes and assessments not yet delinquent, (ii) mechanics', workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice that are not overdue or which are being contested in good faith by appropriate proceedings (and for which adequate reserves are maintained on the Financial Statements), and (iii) any such matters of record, Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted (collectively, "Permitted Encumbrances").

                  (b) All of the tangible personal property of the Company and its Subsidiaries has been maintained in all material respects in accordance with past practice and generally accepted industry practice. Each item of personal property of the Company and its Subsidiaries is in good operating condition and repair, ordinary wear and tear excepted, and is adequate for the uses to which it is being put. All leased personal property of the Company and its Subsidiaries is in the condition required of such property by the terms of the lease applicable thereto.

                  (c) Neither the Company nor any of its Subsidiaries owns any real property.

                  (d) Section 3.23(d)(i) of the Company Letter sets forth a true and complete list of all real property and interests in real property leased by the Company or any of its Subsidiaries (such leased real property, together with, to the extent leased by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements located thereon, all fixtures, systems and equipment of the Company or any of its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing are referred to herein collectively as the "Leased Real Property"). With respect to each Leased Real Property, Section 3.23(d)(i) of the Company Letter sets forth (i) the street address of such parcel of Leased Real Property, (ii) the date of the lease or sublease agreement with respect to such parcel of Leased Real Property (as the same may have been amended or modified prior to the date hereof, collectively, the "Leases"), and
(iii) a list of all amendments or modifications to such Leases. Except as set forth in Section 3.23(d)(ii) of the Company Letter, each of the Company and its Subsidiaries has good and marketable title to all Leased Real Property, free and clear of all Encumbrances except Permitted Encumbrances.

                  (e) To the knowledge of the Company, (i) no parcel of Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor has any such condemnation, expropriation or taking been proposed and (ii) there are no zoning, building code, occupancy restriction or other land-use regulation proceedings or any proposed change in any Applicable Laws, which could materially adversely affect the use or operation of Leased Real Property.

                  (f) To the knowledge of the Company, (i) there are no contractual or legal restrictions that preclude or restrict the ability to use any Leased Real Property for the purposes for which it is currently being used and (ii) there are no latent defects or adverse physical conditions affecting any Leased Real Property or the improvements thereon. All plants, warehouses, distribution centers, structures and other buildings of the Company and each of its Subsidiaries are adequately maintained consistent with the standards generally followed in the industry and are in good operating condition and repair for the requirements of the business of the Company and its Subsidiaries as currently conducted.

                  (g) Either the Company or one of its Subsidiaries, as the case may be, owns, leases or has the legal right to use all the properties and assets used in the conduct of the business or otherwise owned, leased or used by the Company or such Subsidiary.

            SECTION 3.24 BROKERS. Except as disclosed in Section 3.24 of the Company Letter, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

            SECTION 3.25 CERTAIN BUSINESS PRACTICES. None of the Company or any of its Subsidiaries, or to the knowledge of the Company, any directors, officers, agents or employees of the Company or its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any payment in the nature of criminal bribery.

            SECTION 3.26 ACCURACY OF INFORMATION. This Agreement (including the Company Letter and the certificates to be delivered by the Company pursuant to
Article VII in connection with the Closing) does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they are made, not misleading.

            SECTION 3.27 INTERNAL CONTROLS AND PROCEDURES. There are no significant deficiencies, including material weaknesses, in the design or operation of the Company's internal controls that adversely affect the Company's ability to record, process, summarize, and report financial data. The officers of the Company have identified for the Company's auditors any material weaknesses in internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

            SECTION 3.28 COMPANY TRANSACTION EXPENSES AND DEBT AMOUNT. As of the Closing Date, the Company Transaction Expenses Notice will set forth a true, complete and correct statement of the Company Transaction Expenses. As of the Closing Date, the Debt Amount Notice will set forth a true, complete and correct statement of the Debt Amount.

                                  ARTICLE III-A
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      Each Seller hereby severally, and not jointly, represents and warrants to Buyer and Sub as follows:

            SECTION 3A.1 CAPACITY AND AUTHORIZATION OF SELLER. Such Seller is either (a) a natural person with legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder or (b) an existing partnership, corporation, limited liability company, trust or other entity with all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate, partnership, limited liability company, trust or other action of such Seller and this Agreement constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            SECTION 3A.2 CONSENTS AND APPROVALS; NO VIOLATIONS.

                  (a) Neither the execution and delivery of this Agreement by such Seller, nor the consummation by such Seller of the transactions contemplated hereby does or will violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or Bylaws (or other comparable charter, organizational or governing documents, including any applicable trust agreement) of such Seller.

                  (b) No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to such Seller in connection with the execution and delivery of this Agreement by such Seller or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, (ii) the filing of Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement.

                  (c) Neither the execution and delivery of this Agreement by such Seller, nor the consummation by such Seller of the transactions contemplated hereby does or will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination or cancellation) under, any of the terms, conditions or provisions of any indenture, mortgage, note, bond, financing commitment, loan agreement, encumbrance, license, government registration, Material Contract or other instrument or obligation to which such Seller is a party or by which any of such Seller's property or assets may be bound, except such violations, breaches and defaults which, individually or in the aggregate, would not reasonably be expected to (A) restrict in any manner the ability of such Seller to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement, (B) establish any materially burdensome condition to the consummation of the Merger or the other transactions contemplated hereby or (C) result in the creation or imposition of any Encumbrance upon or with respect to any of the assets or properties owned or used by, or any of the capital stock of, the Company or its Subsidiaries (any of the foregoing, a "Seller Material Adverse Effect").

                  (d) Neither the execution and delivery of this Agreement by such Seller, nor the consummation by such Seller of the transactions contemplated hereby violate any judgment, order, decree, statute, law, or material ordinance, rule or regulation, applicable to such Seller, except such violations which, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

            SECTION 3A.3 SECURITIES. Such Seller does now, and will as of the Closing Date, own good title to the Company Capital Stock, Company Stock Options or Company Warrant (as applicable) listed opposite his, her or its name on
Schedule I to this Agreement, free and clear of all Encumbrances, except as set forth in Section 3A.3 of the Company Letter and for restrictions on transfer arising under applicable Federal and state securities laws, in the case of the Company Stock Options, the Stock Option Plan and applicable grant agreement, and in the case of the Company Warrant, the applicable warrant agreement. Except as set forth in Section 3A.3 of the Company Letter, such Seller does now, and will as of the Closing Date, have full and unrestricted power to sell, assign, transfer and deliver such Securities pursuant to the terms of this Agreement. Except as set forth in Section 3A.3 of the Company Letter, such Seller is not now, and will not as of the Closing Date be, a party to any option, warrant, purchase right or other contract or commitment that could (including upon the occurrence of any contingency or event) require such Seller to sell, transfer or otherwise dispose of any such Company Capital Stock, Company Stock Options or Company Warrant (as applicable) listed opposite his, her or its name on Schedule I to this Agreement, or any interest therein, other than this Agreement. Except as set forth in Section 3A.3 of the Company Letter, such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to its ownership, voting or transfer of, or otherwise relating to, the capital stock of the Company, the Company Stock Options or the Company Warrant, other than in the case of the Company Stock Options, the Stock Option Plan and applicable grant agreement, and in the case of the Company Warrant, the applicable warrant agreement.

            SECTION 3A.4 LITIGATION. There is no claim, suit, litigation, or action pending or, to the actual knowledge of such Seller, threatened, against or involving such Seller by or before any court or other Governmental Entity which would reasonably be expected, individually or in the aggregate, if determined in a manner adverse to such Seller, to have a Seller Material Adverse Effect.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

            SECTION 4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as expressly permitted by clauses (a)(i) through (xxiii) of this Section 4.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter (with specific reference to the applicable subsection below), prior to the Effective
Time:

                  (a) The Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Buyer (which consent, in the case of clauses (v),

(vi), (viii), (ix), (xii), (xiv), (xv), (xvi), (xix), and (xxi) shall not be unreasonably withheld):

                        (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                        (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options (including options under the Company Stock Option Plan) to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or the Company Warrant outstanding on the date of this Agreement in accordance with their current terms;

                        (iii) amend their certificate of incorporation, bylaws or other organizational documents or agreements, or alter through merger, liquidation, reorganization, restructuring or any other fashion, their corporate structure;

                        (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets;

                        (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than in the ordinary course of business consistent with past practice;

                        (vi) incur any indebtedness for borrowed money other than pursuant to the Company Credit Facility, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person (other than (A) among the Company and its Subsidiaries or (B) the issuance of PIK Notes to JWC pursuant to the Senior Subordinated Loan Agreement);

                        (vii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger) or otherwise permit its corporate existence, or any of the rights or franchises or any material license, permit or authorization under which the business operates to be suspended, lapsed or revoked;

                        (viii) enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan, employment, or any consulting agreement;

                        (ix) hire additional employees, officers, consultants or other independent contractors receiving compensation in excess of $100,000 per year, increase the compensation payable or to become payable to its directors, officers or employees (except for increases in compensation in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or its Subsidiaries who are not officers of the Company or its Subsidiaries), or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with Applicable Law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                        (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it by any Applicable Law;

                        (xi) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

                        (xii) prepare or file any Tax Return inconsistent with its past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                        (xiii) fail to file in a timely manner any Tax Returns that become due or fail to pay any Taxes that become due;

                        (xiv) make or rescind any express or deemed election relating to Taxes or change any of its methods of reporting income or deductions for Tax purposes;

                        (xv) commence any litigation or proceeding with respect to any material Tax liability or refund or settle or compromise any material Tax liability or commence any other litigation or proceedings or settle or compromise any other material claims or litigation;

                        (xvi) except as set forth in Section 4.1(a)(xvi) of the Company Letter and except for sales and purchases in the ordinary course of business and the hiring of employees, officers or consultants in the ordinary course of business as permitted in subsection (ix), enter into, renew, terminate or amend any Material Contract; or purchase or lease any real property;

     (xvii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any Indebtedness or the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Financial Statements or incurred in the ordinary course of business consistent with past practice;

     (xviii) create or form any Subsidiary or make any other investment in another Person;

     (xix) except as set forth in Section 4.1(a)(xix) of the Company Letter and make or authorize any new capital expenditure or expenditures that individually is in excess of $50,000 or in the aggregate are in excess of $250,000;

     (xx) sell or license to any third party any of its Intellectual Property other than non-exclusive licenses in the ordinary course of business;

     (xxi) allow any insurance policy relating to the Company's or any of its Subsidiaries' business to be amended or terminated without replacing such policy with a policy providing at least equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company;

     (xxii) enter into any contract, agreement, commitment or arrangement with any Affiliated Person (other than the issuance of PIK Notes to JWC pursuant to the Senior Subordinated Loan Agreement); or

     (xxiii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(b)  The Company shall, and shall cause its Subsidiaries to:

     (i) maintain its material assets and properties in the ordinary course of business in the manner historically maintained, reasonable wear and tear, damage by fire and other casualty excepted;

     (ii) promptly repair, restore or replace all assets and properties in the ordinary course of business consistent with past practice;

     (iii) upon any damage, destruction or loss to any of its material assets or properties, apply any and all insurance proceeds, if any, received with respect thereto to the prompt repair, replacement and restoration thereof;

     (iv) comply in all material respects with all Applicable Laws;

     (v) take all actions necessary to be in compliance with all Material Contracts and to maintain the effectiveness of all Company Permits;

     (vi) notify Buyer in writing of the commencement of any material action, suit, claim, investigation or other like proceeding by or against the Company or any of its Subsidiaries; and

     (vii) pay accounts payable and pursue collection of its accounts receivable in the ordinary course of business, consistent with past practices.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     SECTION 5.1 ACCESS TO INFORMATION.

     (a) The Company and its Subsidiaries shall afford to the Buyer and its Subsidiaries and each of their accountants, counsel, financial advisors and other representatives of Buyer reasonable access, and permit them to make such inspections as they may reasonably require of, during the period from the date of this Agreement through the Effective Time, all of their respective properties, books, contracts, commitments and records (including engineering records and Tax Returns and the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause its Subsidiaries to promptly make available to Buyer all personnel of the Company and its Subsidiaries knowledgeable about matters relevant to such inspections as reasonably requested by Buyer. No investigation pursuant to this Section 5.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Buyer pursuant to this Section 5.1 shall be kept confidential in accordance with the Confidentiality Agreement, dated February 2, 2005 between Buyer and the Company, and the Letter of Intent dated October 20, 2005 between Buyer and the Company (together, the "Confidentiality Agreement").

     (b) The Company agrees to provide Buyer and its agents and representatives with reasonable access to its employees during normal working hours following the date of this Agreement, and after consultation with the Company to, among other things, deliver offers of continued employment contingent upon Closing and to provide information to such employees about Buyer.

     SECTION 5.2 FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement in accordance with its terms and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, except as provided in Section 1.13(a).

     SECTION 5.3 NO SOLICITATION OR NEGOTIATION. Between the date hereof and the earlier of the termination of this Agreement and the Closing Date, the Company and its Subsidiaries will not (nor will the Company permit any of its or its Subsidiaries' officers, directors, employees, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any Person other than Buyer and Sub: (i) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any Person relating to any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its capital stock or any other equity interest in the Company or any material part of its (tangible or intangible) assets; (ii) provide information with respect to it to any Person, other than Buyer and Sub, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its capital stock or any other equity interest in the Company or any material part of its (tangible or intangible) assets; or
(iii) enter into any agreement with any Person providing for the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its capital stock or any other equity interest in the Company or any material part of its (tangible or intangible) assets. In the event the Company receives any communication from a third party expressing an interest in such a transaction, the Company will immediately notify Buyer and provide Buyer with a copy of any written communications and a detailed summary of any oral communications.

     SECTION 5.4 COOPERATION.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following: (i) cooperate in the preparation and filing of any filings or notifications that must be made under the HSR Act or otherwise to any Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Buyer or the Company, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; (iv) cooperate in undertaking any actions, and in preparing and executing all materials and documents, necessary to repay all Indebtedness of the Company and its Subsidiaries at the Effective Time; and (v) execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby. The Company agrees to use all reasonable efforts to encourage its employees to accept any offers of employment extended by Buyer. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of Buyer and the Surviving Company shall take all such necessary action.

     (b) Buyer and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any federal or state antitrust, competition, or fair trade law. In this regard but without limitation, each party hereto shall promptly inform the other of any communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

     (c) Notwithstanding any provision of this Agreement or otherwise, in connection with the compliance by the parties hereto with any Applicable Law (including the HSR Act and similar merger notification laws or regulations of any foreign Governmental Entity) and obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, Buyer shall not be required, or be construed to be required, to proffer to, or agree to: (i) sell or hold separate, or agree to sell or hold separate, before or after the Effective Time, any assets, businesses or any interests in any assets or businesses, of Buyer, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, by Buyer or the Company of any assets or businesses, or any interests in any assets or businesses), or any change in or restriction on the operation by Buyer or the Company of any assets or businesses, (ii) enter into any agreement or be bound by any obligation that, in Buyer's good faith judgment, would likely have an adverse effect on the benefits to Buyer of the transactions contemplated by this Agreement, or (iii) take any other action that, in Buyer's good faith judgment, would be adverse to Buyer.

     (d) Prior to the Closing, the Company shall use its commercially reasonable efforts to obtain the permits and approvals described in Section 3.18(b) of the Company Letter.

     SECTION 5.5 PUBLIC ANNOUNCEMENTS. Buyer and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any verbal or written public statements with respect to such transactions without prior approval of the other party, except as may be required by Applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange. Buyer will file a Current Report on Form 8-K following the execution of this Agreement announcing the execution of this Agreement. The parties will cooperate in the preparation and delivery of any internal or external communications.

     SECTION 5.6 NOTIFICATION OF CERTAIN MATTERS. Buyer shall use its best efforts to give prompt notice to the Company, and the Company shall use its best efforts to give prompt notice to Buyer, of: (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (i) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement and made by it not to be complied with or satisfied in all material respects, (b) any failure of Buyer or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or (c) any change or event which would be reasonably likely to have a Material Adverse Effect on Buyer or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 5.7 TAXES.

     (a) Tax Returns. Buyer will prepare, or cause to be prepared, all Tax Returns of the Company that are due after the Effective Date. All such Tax Returns covering periods ending on or prior to the Closing Date shall be prepared, to the extent permitted by applicable law, in accordance with past custom and practice of the Company. Buyer will submit the federal income tax return of the Company for the period ending on the Closing Date to the Seller Representative for review and comment at least 30 days before the due date of such Tax Return (including any extensions thereof), and agrees to consider, in good faith, the comments on such Tax Return received from the Seller Representative. Unless otherwise required by Applicable Law, Buyer will neither cause nor allow any Tax Return of the Company to be amended in a manner that would result in any additional liability of the Sellers to the Buyer under
Article VI hereunder without the approval of the Seller Representative, which shall not be unreasonably withheld.

     (b) Payment to Holders of Stock Options. The parties agree that for purposes of Section 1.1502-76(b)(1)(ii)(B) of the Treasury Regulations, the payment to the holders of Company Stock Options pursuant to Section 1.5(f) hereunder shall be treated as having been made on the day following the Closing Date. The parties shall report such payment consistent with this Agreement.

     SECTION 5.8 MINIMUM CASH ON HAND AT THE CLOSING. In order to ensure the continuing operation of the business, at the Closing, the Company will have at least $1,000,000 of cash on the Closing Date.

     SECTION 5.9 SETTLEMENT OF LITIGATION.

     (a) In the event that there is a Final Decision with respect to all claims in the litigation captioned "Murray's Discount Auto Stores, Inc. v. USRP Texas, L.P., et al., Case No. 2002GH-10881, Circuit Court of Cook County, Illinois" (the "Chicago Store Dispute") that occurs after the Closing, any cash payment received by Buyer, the Surviving Company or any of their respective affiliates in connection with such Final Decision (the "Cash Settlement Amount") will be treated as follows:

     (i) An amount equal to the legal costs and expenses incurred by Buyer, the Surviving Company or any of their respective affiliates in connection with investigating, defending, prosecuting, settling or satisfying the Chicago Store Dispute after the Closing will be retained from the Cash Settlement Amount by Buyer (the "Dispute Expenses"); and

     (ii) Any Cash Settlement Amount in excess of the Dispute Expenses shall be, within 20 days after the receipt thereof by Buyer, the Surviving Company or any of their respective affiliates, paid to the Sellers (in the amounts and to the accounts designated by the Seller Representative), pro rata.

     (b) A "Final Decision" means a settlement agreement, decision, order, judgment or decree of an arbitrator, mediator, or court of competent jurisdiction that has been finally affirmed on appeal or that by lapse of time, agreement or otherwise is no longer subject to appeal.

                                   ARTICLE VI
                                    INDEMNITY

     SECTION 6.1. GENERAL SURVIVAL. The parties agree that, regardless of any investigation made by the parties, the representations and warranties of the parties contained in this Agreement shall survive the execution and delivery of this Agreement for a period beginning on the Closing Date and ending at 5:00 p.m., New York time, on the same day of the month as the Closing in the month that is fifteen months after the Closing Date (the "Indemnification Termination Date"), except that (a) the representations and warranties in Section 3.9 and, to the extent related to Taxes, Section 3.5, shall survive the execution and delivery of this Agreement until ninety days after the expiration of the applicable statute of limitations, if any, (b) the representations and warranties in Section 3.18 shall survive until the third anniversary of the Closing, (c) the representations and warranties in Section 3.2 (Capital Structure) shall survive the execution and delivery of this Agreement until the fifth anniversary of the Closing.

     SECTION 6.2. INDEMNIFICATION.

     (a) Buyer Indemnification. Subject to Section 6.1, from and after the Effective Time, Buyer, Sub and the Surviving Company and their respective affiliates, officers, directors, shareholders, representatives and agents (collectively the "Buyer Indemnitees") shall be indemnified and held harmless by each Seller, who shall be liable severally (pro rata) and not jointly, from and against and in respect of any and all Losses (as defined below) incurred by, resulting from, arising out of, relating to, imposed upon or incurred by Buyer, Sub, the Surviving Company or any other Buyer Indemnitee by reason of any inaccuracy in or breach of any of the Company's or any of such Seller's representations and warranties contained in this Agreement or any of the other Transaction Documents (as hereinafter defined) to which it is a party. Notwithstanding anything to the contrary contained herein, for purposes of this
Section 6.2 only, the representations and warranties of the Company regarding the inventories of the Company as set forth in the Financial Statements shall be read without regard to materiality or Material Adverse Effect qualifiers.

     (b) Seller Indemnification. Subject to Section 6.1, from and after the Effective Time, Sellers and their respective affiliates, officers, directors, shareholders, representatives, agents, heirs and estates, as applicable (collectively, the "Seller Indemnitees", and together with the Buyer Indemnitees, each an "Indemnitee") shall be indemnified and held harmless by Buyer, the Sub and the Surviving Company, jointly and severally, from and against and in respect of any and all Losses incurred by, resulting from, arising out of, relating to, imposed upon or incurred by any Seller or any Seller Indemnitee by reason of any inaccuracy in or breach of any representations and warranties of Buyer or Sub contained in this Agreement or any of the other Transaction Documents to which it is a party.

     (c) Definitions. For purposes of this Agreement, the term, "Losses" means
(A) any and all deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, assessments, liabilities, losses, damages (but excluding any consequential damages or the like), interest, fines and penalties, and (B) costs, expenses (including reasonable legal, accounting and other costs and expenses of professionals) incurred in connection with investigating, defending, prosecuting, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor. For purposes of this Agreement, the term "Transaction Documents" means, this Agreement, the Confidentiality Agreement, the Escrow Agreement and the certificates required to be delivered pursuant to Sections 7.2(a), 7.2(c), 7.3(a), 7.3(c), and 7.3(d).

     (d) Limitations. Except as provided in the next sentence, no Buyer Indemnitee shall be entitled to indemnification for any Losses arising under this Section 6.2 until the aggregate amount of all Losses under all claims of all Buyer Indemnitees for all such inaccuracies or breaches shall exceed $1,500,000 (the "Deductible"), at which time only such Losses incurred in excess of the Deductible shall be subject to indemnification. All amounts due to Buyer Indemnitees related to Losses for (i) a breach of or inaccuracy in the representations and warranties in Section 3.9, and to the extent related to Taxes, Section 3.5 and (ii) a breach of or inaccuracy in the representations and warranties in Section 3.2, shall not be subject to the provisions of this
Section 6.2(d) and shall be paid in full without any regard to the Deductible, but shall be subject to the Cap as provided below.

(e)  Cap on Indemnification.

     (i) No Buyer Indemnitee shall be entitled to indemnification for any Losses arising under this Section 6.2 to the extent that the aggregate amount of all Losses paid to Buyer Indemnitees under this Section 6.2 exceed $13,000,000 (the "Cap").

     (ii) The Cap shall not apply to: (A) any claims for fraud or intentional misrepresentation, or (B) any claims based on a breach of or inaccuracy in the representations in Sections 3.1 (Organization, Standing and Power), 3.2 (Capital Structure), and 3.3 (Authority). Each Seller's liability for indemnification pursuant to Section 6.2(a) for claims of the type described in clauses (A) and
(B), when combined with all other claims for which such Seller is liable for indemnification pursuant to this Article VI, shall not exceed the amount of the Merger Consideration, as finally adjusted pursuant to Section 1.8, received by such Seller.

     SECTION 6.3. MANNER OF INDEMNIFICATION.

     (a) Claims of indemnification made under this Article VI (an "Indemnification Claim"), may be made only in accordance with the provisions of this Article VI and, if applicable, the Escrow Agreement. To provide a fund against which a Buyer Indemnitee may first assert an Indemnification Claim, the Escrow Amount shall be deposited with the Escrow Agent in accordance with
Section 1.6.

     (b) If it is determined that a Buyer Indemnitee is entitled to be indemnified for Losses pursuant to Section 6.2(a), the obligation to pay the amount of indemnification owing thereunder shall first be satisfied from the Escrow Amount, and then by payment by each Seller pro rata. In the event an Indemnification Claim arises and the amount of Loss in respect thereof has not yet been determined, the corresponding portion of the Escrow Amount shall be retained until the amount of Loss has been determined, and shall then be applied or distributed as provided for in the Escrow Agreement.

     (c) Notwithstanding anything to the contrary herein, in no event shall any Seller be liable with respect to any inaccuracy in or breach of any of the representations or warranties of any other Seller contained in this Agreement or any of the Transaction Documents.

     (d) If any payment is made from the Escrow Amount to any Buyer Indemnitee(s) with respect to an Indemnification Claim resulting from, arising out of or relating to an inaccuracy in or breach of any representation or warranty by any Seller (the "Affected Seller") contained in this Agreement or any of the other Transaction Documents, then the Seller Representative shall promptly deliver to the Affected Seller a demand for contribution, and the Affected Seller shall, within ten days after delivery of such demand, pay to each other Seller, by wire transfer (upon receipt of written wire transfer instructions of the recipient), an amount in cash equal such other Seller's proportionate share of the excess of the amount of the payment made from the Escrow Amount over the Affected Seller's pro rata share of such payment (the "Contribution Amount"). For purposes of this Section 6.3(d), a Seller's "proportionate share" of the Contribution Amount shall be an amount equal to the product of the Contribution Amount times a fraction, the numerator of which shall be such Seller's pro rata share and the denominator of which shall be the aggregate pro rata shares of all of the Sellers other than such Affected Seller. The obligations of each Affected Seller under this Section 6.3(d) are absolute and unconditional and are not subject to any counterclaim, set-off, deduction or defense of any kind and will not be terminated, released, discharged or in any way affected with respect to any Affected Seller by any circumstance or condition whatsoever that might constitute a legal or equitable discharge or defense. In the event any Affected Seller fails to make any payment to any other Seller when due pursuant to this Section 6.3(d), such payment will bear interest at an annual rate equal to the prime rate (as published in the Wall Street Journal, eastern edition, on the date such obligation becomes due) plus 3% or, if less, the highest rate permitted by applicable law. If any suit or action is instituted or attorneys are employed to collect any such payment or any part thereof, such Affected Seller shall pay all costs of collection, including reasonable attorneys' fees and court costs.

     (e) To the extent that any part of the Losses underlying an Indemnification Claim would be covered by an "occurrence-based" (rather than a "claims made-based") insurance policy of the Surviving Company, then Buyer, Sub or the Surviving Company, as applicable, shall be required to submit a claim for such coverage to the relevant insurance carrier and to the extent such entity actually receives payment of such claim, any claim under this Article VI shall be reduced by such amount.

     SECTION 6.4 NOTICE OF CLAIMS.

     (a) Any Indemnitee seeking indemnification hereunder shall give a notice (a "Claim Notice") to the party from whom indemnification is sought (either the Seller Representative (in the case of a Buyer Indemnitee) or Buyer (in the case of a Seller Indemnitee), the "Indemnifying Party"), specifying in reasonable detail the facts giving rise to any Indemnification Claim and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such Indemnification Claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such Indemnification Claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided further, that failure to give such notice shall not relieve any Indemnifying Party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

     (b) The Indemnifying Party shall have thirty days after the giving of any Claim Notice pursuant hereto to provide such Indemnitee with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the "Disagreement Notice"). If a timely Disagreement Notice is not received or to the extent an item is not objected to in the Disagreement Notice, the Claim Notice shall be deemed to have been accepted and final and binding on the parties, absent manifest error. If the Indemnifying Party delivers a timely Disagreement Notice, the parties shall resolve such conflict in accordance with the procedures set forth in Section 6.4(c).

     (c) If the Indemnifying Party shall have provided a Disagreement Notice, the parties will attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the parties should so agree, a memorandum setting forth such agreement will be prepared and signed by Buyer and the Seller Representative. In the event the parties shall fail to reach an agreement within thirty days after the date on which the Indemnifying Party provided a Disagreement Notice, the dispute shall be submitted to arbitration in accordance with the provisions of Section 9.6.

     SECTION 6.5. THIRD-PARTY CLAIMS. If a Buyer Indemnitee becomes aware of a third-party claim that such Buyer Indemnitee believes, in good faith, may result in a demand by it for indemnification pursuant to this Article VI, such Buyer

Indemnitee shall notify the Seller Representative of such claim, and the Seller Representative shall be entitled to participate in any defense of such claim. Notwithstanding the immediately preceding sentence, Buyer shall conduct and control such defense in good faith but shall not settle any such claim without the consent of the Seller Representative, which consent will be granted where reasonable; provided, however, that, if the consent of the Seller Representative is so obtained, neither the Seller Representative nor any other Seller shall have any power or authority to object under any provision of this Article VI to the amount of any demand by Buyer for indemnification with respect to such settlement.

     SECTION 6.6. SELLER REPRESENTATIVE. The Sellers, without any further action on the part of any Seller, consent to the appointment of J.W. Childs Associates, L.P. as the representative of the Sellers (the "Seller Representative"), as the attorney-in-fact for and on behalf of each such Seller, and the taking by the Seller Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including the exercise of the power to (i) authorize delivery to Buyer and Sub of the Escrow Amount, or any portion thereof, in satisfaction of an adjustment to the Merger Consideration pursuant to Section 1.8 or any Indemnification Claims, (ii) defend, agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to any Indemnification Claims, (iii) resolve any Indemnification Claims, and (iv) take all actions necessary in the judgment of the Seller Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. Accordingly, the Seller Representative has unlimited authority and power to act on behalf of each Seller with respect to this Agreement, the Escrow Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The Sellers will be bound by all actions taken by the Seller Representative in connection with this Agreement, and Buyer and Sub shall be entitled to rely on any action or decision of the Seller Representative. The Seller Representative will incur no liability with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper Person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct or gross negligence. In all questions arising under this Agreement, the Seller Representative may rely on the advice of counsel, and the Seller Representative will not be liable to Sellers for anything done, omitted or suffered in good faith by the Seller Representative based on such advice. The Seller Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to him. The Seller Representative shall be entitled to retain counsel and to incur such expenses as the Seller Representative deems to be necessary or appropriate in connection with its performance of its obligations under this Agreement, and all such fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Seller Representative shall be borne by the Sellers pro rata. In order to cover the potential payment of such fees and expenses, the Seller Representative shall be entitled in its discretion to withhold up to $500,000 from the Merger Consideration otherwise payable to the Sellers at the Closing and to hold such amount in an account established by the Seller Representative with a commercial bank or other financial institution. The Seller Representative shall be entitled to collect all amounts due to Sellers pursuant to this Agreement and shall promptly distribute such amounts to Sellers as allocated pursuant to this Agreement. At any time prior to the Indemnification Termination Date, holders of a majority of the shares of Company Capital Stock as of the date of this Agreement can appoint a new Seller Representative by written consent by sending notice and a copy of the written consent appointing such new Seller Representative signed by such holders. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Buyer.

                  SECTION 6.7 WAIVER OF DEFENSES. To the maximum extent permitted by law, each Indemnifying Party waives any claim or defense that the indemnity provided for herein is unenforceable under any provision of Applicable Law.

                  SECTION 6.8 TREATMENT OF INDEMNITY PAYMENTS. All indemnity payments made to Buyer will be, and will be treated as, an adjustment to the Merger Consideration.

                  SECTION 6.9. EXCLUSIVE REMEDY. If the Closing occurs, except in the case of fraud or intentional misrepresentation, the indemnification provisions of this Article VI shall serve as the exclusive remedy of the parties in connection with any claim arising from or in connection with a breach of a representation or warranty contained in this Agreement.

                  SECTION 6.10. LIMITATION OF INDEMNIFICATION. If the Closing occurs, each of J.W. Childs Associates, Inc., J.W. Childs Equity Partners, III, L.P. and JWC Fund III Co-Invest, LLC (the "Releasing Parties") hereby waives, and releases each of Murray's Discount Auto Stores, Inc. and MDAS Inc. from, any and all claims that such Releasing Party or other "Indemnitees" (as such term is defined in Section 9.1(iii) of the Senior Subordinated Loan Agreement) may have pursuant to (A) Section 9.1(iii)(b) and 9.1(iii)(c) of the Senior Subordinated Loan Agreement or (B) the Subordinated Guaranty dated February 17, 2005 by MDAS, Inc. in favor of JWC Equity Funding, Inc., to be defended, protected, indemnified or held harmless by Murray's Discount Auto Stores, Inc. or MDAS Inc. with respect to any liability imposed on the Releasing Party as a Seller pursuant to this Article VI.

                                  ARTICLE VII
                       CONDITIONS PRECEDENT TO THE MERGER

                  SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

                           (a)      HSR Approvals. The waiting period (and any
extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                           (b)      No Order. No court or other Governmental
Entity having jurisdiction over the Company or Buyer, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby; provided, however, that the provisions of this Section 7.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.4 shall have been the cause of, or shall have resulted in, the enforcement or entering into of any such law, rule, regulation, executive order, decree, injunction or other order.

                  SECTION 7.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions:

                           (a)      Performance of Obligations; Representations
and Warranties. (i) Each of Buyer and Sub shall have performed in all material respects each of its agreements and covenants contained in this Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of Buyer and Sub contained in this Agreement that is qualified by materiality shall have been true and correct when made, and shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date other than the date hereof, which shall be true and correct as of such certain date), and (iii) each of the representations and warranties that is not so qualified shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date). The Company shall have received certificates signed on behalf of each of Buyer and Sub by one of its officers to such effect.

                           (b)      Opinion of Counsel. The Sellers shall have
received an opinion of counsel from Gibson, Dunn & Crutcher LLP, counsel to Buyer and Sub, dated the Closing Date, in substantially the form attached hereto as Exhibit D.

                           (c)      Secretary's Certificate. The Sellers shall
have received a certificate of the Secretary of each of Buyer and Sub certifying, in each case, that (i) attached thereto are true, correct and complete copies of the certificate of incorporation or similar charter documents for such entity, as amended as of the date hereof, the date of the resolutions referenced in (iii) below, and as of the Closing Date and as certified by the Secretary of State of the state of Delaware, (ii) attached thereto are true, correct and complete copies of such entity's bylaws or similar organizational document as amended as of the date hereof, the date of the resolutions referenced in (iii) below, and as of the Closing Date, (iii) attached thereto are true, correct and complete copies of the resolutions duly adopted the board of directors or other similar governing body approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iv) as to the incumbency of certain officers of Buyer and Sub executing this Agreement and other agreements, certificates or other documents in connection with the consummation of the transactions contemplated by this Agreement.

                  SECTION 7.3 CONDITIONS TO OBLIGATIONS OF BUYER AND SUB TO EFFECT THE MERGER. The obligations of Buyer and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions:

                           (a)      Performance of Obligations; Representations
and Warranties. (i) The Company shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall have been true and correct when made, and shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date other than the date hereof, which shall be true and correct as of such certain date), and (iii) each of the representations and warranties that is not so qualified shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date). Buyer shall have received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to such effect.

                           (b)      Opinion of Counsel. Buyer shall have
received an opinion of counsel from Honigman Miller Schwartz and Cohn LLP, counsel to the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit E.

                           (c)      Consent. In obtaining any approval or
consent required to consummate any of the transactions contemplated herein, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Buyer, individually or in aggregate would have a Material Adverse Effect on the Company or Buyer.

                           (d)      Material Adverse Change. Since the date of
this Agreement, there shall have been no Material Adverse Change with respect to the Company. Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

                           (e)      Secretary's Certificate. Buyer shall have
received a certificate of the Secretary of the Company and each of its Subsidiaries certifying, in each case, that (i) attached thereto are true, correct and complete copies of the certificate of incorporation, as amended as of the date hereof, the date of the resolutions referenced in (iii) below, and as of the Closing Date and as certified by the Secretary of State (or other applicable agency) of its state of incorporation, (ii) attached thereto are true, correct and complete copies of such entity's bylaws as amended as of the date hereof, the date of the resolutions referenced in (iii) below, and as of the Closing Date, (iii) attached thereto are true, correct and complete copies of the resolutions duly adopted the board of directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iv) as to the incumbency of certain officers of the Company executing this Agreement and other agreements, certificates or other documents in connection with the consummation of the transactions contemplated by this Agreement.

                           (f)      Director and Officer Resignations. All of
the directors of the Company and any officers thereof designated by Buyer, shall have tendered their resignations in form and substance satisfactory to Buyer.

                           (g)      Management Agreement. The Management
Agreement dated August 8, 2003, by and between J.W. Childs Associates, L.P. and Murray's Discount Auto Stores, Inc., (as amended by any amendments thereto) shall have been irrevocably terminated, on or before the Closing.

                           (h)      Warrant Agreement. Buyer shall have received
from Canterbury Mezzanine Capital II, L.P. a fully executed Release and Waiver with respect to the Warrant Agreement date August 8, 2003, by and between Murray's Inc. and Canterbury Mezzanine Capital II, L.P., in form and substance acceptable to Buyer.

                           (i)      Releases of Indebtedness. Buyer shall have
received the releases of guarantees and indebtedness provided in Section
1.13(c).

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                           (a)      by mutual written consent of Buyer and the
Company;

                           (b)      by either Buyer or the Company if the other
party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by such other party of written notice of such failure to comply;

                           (c)      by Buyer if there has been a breach of a
representation or warranty of the Company that gives rise to a failure of the fulfillment of a condition of the Buyer's and Sub's obligations to effect the Merger pursuant to Section 7.3(a)(ii) or (iii) or by Company if there has been a breach of a representation or warranty of the Buyer or Sub that gives rise to a failure of the fulfillment of a condition of the Company's obligations to effect the Merger pursuant to Section 7.2(a)(ii) or (iii), in each case, which breach has not been cured within five business days following receipt by the breaching party of written notice of the breach; or

                           (d)      by either Buyer or the Company if: (i) the
Merger has not been effected on or prior to the close of business on January 31, 2006; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the primary cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.4) permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

                  The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                  SECTION 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Buyer or the Company, as provided in Section 8.1, this Agreement shall forthwith become void, and there shall be no liability hereunder on the part of the Company, Buyer, Sub or their respective officers or directors (except for the last sentence of Section 5.1(a) and the entirety of Section 5.2, which shall survive the termination).

                  SECTION 8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of Buyer, the Company and the Seller Representative.

                  SECTION 8.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein for the benefit of such party which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided herein (including Section 6.9), the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

                  SECTION 9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one business day after being delivered to an overnight courier or when sent by facsimile on a business day (if not sent on a business day, then on the next succeeding business day) with a confirmatory copy sent by overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)    if to Buyer or Sub, to:

                         CSK Auto Corporation
                         645 East Missouri Avenue
                         Phoenix, Arizona 85012
                         Attn: General Counsel
                         Facsimile: (602) 264-0495

                         with copies to:

                         Gibson Dunn & Crutcher LLP
                         1801 California Street
                         Denver, Colorado 80202
                         Attn: Richard M. Russo, Esq.
                         Facsimile: (303) 313-2838

                  (b)    if to the Company or to the Sellers, to:

                         Murray's Inc.
                         8080 Haggerty Road
                         Belleville, Michigan 48111
                         Attn: Louis Mancini
                         Facsimile: (734) 957-8163

                         with a copy to:
                         J.W. Childs Associates, L.P.
                         111 Huntington Avenue
                         Suite 2900
                         Boston, Massachusetts 02199-7610
                         Attn: Dana Schmaltz and James Rhee
                         Facsimile: (617) 753-1101

                         and

                        Honigman Miller Schwartz and Cohn LLP
                        2290 First National Building
                        660 Woodward Avenue
                        Detroit, Michigan 48226-3506
                        Attn: Samuel T. Stahl, Esq.
                        Facsimile: (313) 465-7567

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

                  SECTION 9.2 INTERPRETATION.

                           (a)      When a reference is made in this Agreement
to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." This Agreement has been negotiated by the parties and their respective counsel in good faith and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party. Prior drafts of this Agreement shall not be used in order to interpret or construe any provisions or terms of this Agreement.

                           (b)      Each of the Company, Buyer, Sub and the
Seller Representative acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the drafting party has not application and is expressly waived.

                           (c)      "Subsidiary" means any corporation,
partnership, limited liability company, joint venture or other legal entity of which Buyer or Company, as the case may be (either alone or through or together with any other Subsidiary), owns or controls, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

                           (d)      "Person" means any individual, corporation,
partnership, limited partnership, limited liability company, trust, association or entity or Governmental Entity or authority.

                           (e)      "Applicable Laws" or "Applicable Law" means,
with respect to any Person, any federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Closing applicable to such Person or any of its properties, assets, officers, directors, employees, consultants or agents, as such.

                           (f)      "Indebtedness" means (i) all obligations for
borrowed money, (ii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and (iv) all capital lease obligations (as determined in accordance with GAAP); provided, however, that "Indebtedness" shall not include any intercompany obligation between or among the Company and its Subsidiaries or any letters of credit, surety bonds or obligations in respect of bankers acceptances.

                           (g)      "Encumbrance" means any charge, claim,
limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                           (h)      "To the knowledge of the Company" or any
similar phrase means the actual knowledge of Louis Mancini, Thomas McFall and John Broses or, with respect to any fact or matter, the knowledge with respect thereto that any reasonably diligent person holding their position with the Company and its Subsidiaries would reasonably be expected to have.

                           (i)      "pro rata" means in proportion to the
respective share of the Merger Consideration to be received by each Seller pursuant to this Agreement.

                  SECTION 9.3 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile signature of this Agreement or any Transaction Document shall be valid and have the same force and effect as a manually signed original.

                  SECTION 9.4 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The parties stipulate and agree that no prior drafts, memoranda, notes or discussions relating to this Agreement shall be used at any time by either party in any arbitration, trial or hearing, or be used or discoverable in the discovery process pertaining thereto, to prove or evidence in any way the intention or understanding of either party with respect to any provision or part of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  SECTION 9.5 GOVERNING LAW. Except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws provisions thereof that would apply the laws of any other state.

                  SECTION 9.6 DISPUTE RESOLUTION.

                           (a)      Any and all disputes, controversies, or
claims arising out of, or relating to this Agreement or any of the Transaction Documents or the validity, interpretation, breach or termination thereof (a "Dispute"), shall be resolved in accordance with the procedures set forth in this Agreement. If a dispute cannot be resolved between the Seller Representative and the Chief Executive Officer of Buyer, either party may submit such Dispute to binding arbitration conducted in Chicago, Illinois, or such other location upon which the parties may mutually agree in writing, before a single neutral arbitrator in an arbitration by JAMS under its Streamlined Arbitration Rules and Procedures (revised version adopted April 2003) ("JAMS Streamlined Rules"), which rules can be viewed at www.jamsadr.com. The JAMS Streamlined Rules will govern all aspects of the arbitration except as modified by this Section 9.6.

                           (b)      If a party (the "Notifying Party") wishes to
submit a Dispute to JAMS, the Notifying Party shall deliver a written notice (a "Dispute Notice") together with a copy of this Section 9.6 to the other party (the "Responding Party") and to JAMS. In the event that either party commences a dispute by delivering a Dispute Notice, the other party may assert any counter claims it may have. Following receipt by the Responding Party of the Dispute Notice, if any, the parties shall promptly meet (but in no event later than ten business days from the date of receipt by the Responding Party of the Dispute Notice) to agree on the rights of the respective parties with respect to each of such claims identified by the Dispute Notice. If the parties should so agree on a resolution of such dispute or disputes, a written memorandum (the "Memorandum"), setting forth such agreement, shall be prepared and signed by both parties. If the parties are unable to come to an agreement, the dispute shall be resolved by the binding arbitration procedures set forth in this
Section 9.6.

                           (c)      The sole arbitrator, who shall be selected
in accordance with the JAMS Streamlined Rules, shall be a retired or former judge of any Federal court appointed under Article III of the United States Constitution or any trial court of general jurisdiction or higher court. Eligible arbitrator candidates shall not be limited to those candidates who are listed on the JAMS "List of Neutrals". The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16. The arbitrator shall apply New York substantive law to the proceeding.

                           (d)      In addition to the exchange of information
and discovery authorized by JAMS Streamlined Rule 13, each party may take up to three 7-hour long depositions before the Arbitration Hearing.

                           (e)      Unless the parties agree otherwise, the
Arbitration Hearing under JAMS Streamlined Rule 17 will commence within 60 days of the date of the JAMS Commencement Letter described in Streamlined Rule 5, and the Arbitration Hearing will not last more than four 7-hour days (with the hearing time equally divided between the parties). The Arbitrator will issue the Award under Streamlined Rule 19(a) within 7 calendar days of the last day of the Arbitration Hearing (rather than the 30 calendar days provided for under JAMS Streamlined Rule 19(a)).

                           (f)      The arbitrator shall prepare in writing and
provide to the parties an award including factual findings and the reasons on which the decision is based. The award and decision of the arbitrator shall be final and binding and may be submitted to any court having jurisdiction solely for the purpose of confirmation of the award and entry of judgment. The arbitrator shall have the right to award or include in his award only compensatory damages (with interest on unpaid amounts from the date due until paid), and shall not have the right to award specific performance, injunctive relief or exemplary or punitive damages. Any controversy concerning whether a Dispute is an arbitrable dispute shall be determined by the arbitrator. The parties intend that this agreement to arbitrate be valid, specifically enforceable and irrevocable.

                           (g)      The provisions of this Section 9.6 shall
survive the expiration or early termination of this Agreement indefinitely.

                           (h)      Each party shall be responsible for its own
attorneys' fees and other costs of the arbitration.

                  SECTION 9.7 WAIVERS. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby. Each of the parties hereby further irrevocably waives any right to specific performance, injunctive relief or exemplary or punitive damages.

                  SECTION 9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors or assigns.

                  SECTION 9.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

        SECTION 9.10 PERFORMANCE BY SUB. Buyer hereby agrees to cause Sub to comply with its obligations hereunder and to cause Sub to consummate the Merger as contemplated herein and whenever this Agreement requires Sub to take any action, such requirement shall be deemed to include an undertaking of Buyer to cause Sub to take such action.

        SECTION 9.11 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        SECTION 9.12 DEFINED TERMS. Each of the following terms is defined in the Section identified below:

Affected Seller............................................................................Section 6.3(d)
Affiliated Person.........................................................................Section 3.22(a)
Agreement........................................................................................Preamble
Applicable Law.............................................................................Section 9.2(e)
Applicable Laws............................................................................Section 9.2(e)
Audited Financial Statements..................................................................Section 3.5

Buyer............................................................................................Preamble
Buyer Indemnitees..........................................................................Section 6.2(a)

Cap........................................................................................Section 6.2(e)
Cash Settlement Amount........................................................................Section 5.9
Certificate of Merger.........................................................................Section 1.2
Chicago Store Dispute.........................................................................Section 5.9
Claim Notice...............................................................................Section 6.4(a)
Closing......................................................................................Section 1.13
Closing Conditions...........................................................................Section 1.13
Closing Date.................................................................................Section 1.13
Code..........................................................................................Section 1.7
Company..........................................................................................Preamble
Company Balance Sheet.........................................................................Section 3.5
Company Balance Sheet Date....................................................................Section 3.5
Company Business Personnel...................................................................Section 3.15
Company Capital Stock............................................................................Recitals
Company Charter...............................................................................Section 3.4
Company Common Stock.............................................................................Recitals
Company Credit Facility...................................................................Section 1.13(c)
Company Domain Names......................................................................Section 3.16(b)
Company Letter....................................................................Preamble to Article III

Company Multiemployer Plan................................................................Section 3.12(c)
Company Patents...........................................................................Section 3.16(b)
Company Permits...............................................................................Section 3.8
Company Plan..............................................................................Section 3.12(c)
Company Preferred Stock..........................................................................Recitals
Company Registered Copyrights.............................................................Section 3.16(b)
Company Registered IP.....................................................................Section 3.16(b)
Company Registered Marks..................................................................Section 3.16(b)
Company Stock Option Plan..................................................................Section 3.2(a)
Company Stock Options......................................................................Section 3.2(b)
Company Transaction Expenses..............................................................Section 1.13(b)
Company Transaction Expenses Notice.......................................................Section 1.13(b)
Company Warrant............................................................................Section 3.2(a)
Compensation Agreements...................................................................Section 3.11(a)
Confidentiality Agreement.....................................................................Section 5.1
Constituent Corporations.........................................................................Preamble
Contribution Amount........................................................................Section 6.3(d)
Copyrights................................................................................Section 3.16(a)

Debt Amount...............................................................................Section 1.13(c)
Debt Amount Notice........................................................................Section 1.13(c)
Deductible.................................................................................Section 6.2(d)
DGCL..........................................................................................Section 1.1
Disagreement Notice........................................................................Section 6.4(b)
Dispute....................................................................................Section 9.6(a)
Dispute Expenses..............................................................................Section 5.9
Dispute Notice.............................................................................Section 9.6(b)

Effective Time................................................................................Section 1.2
Encumbrance................................................................................Section 9.2(g)
Environmental Law.........................................................................Section 3.18(a)
Environmental Permit......................................................................Section 3.18(a)
ERISA.....................................................................................Section 3.12(a)
ERISA Affiliate...........................................................................Section 3.12(c)
Escrow Agent...............................................................................Section 1.6(a)
Escrow Agreement...........................................................................Section 1.6(a)
Escrow Amount..............................................................................Section 1.6(a)
Escrow Per Share Amount....................................................................Section 1.6(a)
Estimated Adjustment Amount................................................................Section 1.5(g)
Estimated Working Capital.................................................................Section 1.13(a)
Estimated Working Capital Adjustment......................................................Section 1.13(a)

Final Decision................................................................................Section 5.9
Final Statement............................................................................Section 1.8(a)
Final Working Capital......................................................................Section 1.8(a)
Financial Statements..........................................................................Section 3.5
Fully-Diluted Number.......................................................................Section 1.5(e)

GAAP......................................................................................Section 1.13(c)

Governmental Entity...........................................................................Section 2.3

Hazardous Substances......................................................................Section 3.18(a)
HSR Act.......................................................................................Section 2.3

Indebtedness...............................................................................Section 9.2(f)
Indemnification Claim......................................................................Section 6.3(a)
Indemnification Termination Date..............................................................Section 6.1
Indemnifying Party.........................................................................Section 6.4(a)
Indemnitees................................................................................Section 6.2(b)
Independent Accounting Firm................................................................Section 1.8(b)
Insurance Policies...........................................................................Section 3.14
Intellectual Property.....................................................................Section 3.16(a)
Interim Financial Statements..................................................................Section 3.5
IRS........................................................................................Section 3.9(a)

JAMS Streamlined Rules.....................................................................Section 9.6(a)
JWC.......................................................................................Section 3.22(b)

Leased Real Property......................................................................Section 3.23(d)
Leases....................................................................................Section 3.23(d)
Losses.....................................................................................Section 6.2(c)

Mancini Payable Amount.....................................................................Section 1.5(e)
Marks.....................................................................................Section 3.16(a)
Material Adverse Change...................................................................Section 3.1 (a)
Material Adverse Effect...................................................................Section 3.1 (a)
Material Contracts.......................................................................Section 3.11 (b)
Memorandum.................................................................................Section 9.6(b)
Merger...........................................................................................Recitals
Merger Consideration.......................................................................Section 1.5(d)

Notifying Party............................................................................Section 9.6(b)

Optionee Amount............................................................................Section 1.5(h)

Patents...................................................................................Section 3.16(a)
Per Share Amount...........................................................................Section 1.5(e)
Permitted Encumbrances....................................................................Section 3.23(a)
Person.....................................................................................Section 9.2(d)
Preliminary Statement.....................................................................Section 1.13(a)
pro rata...................................................................................Section 9.2(i)
Proposed Statement.........................................................................Section 1.8(b)

Releasing Parties............................................................................Section 6.10
Responding Party...........................................................................Section 9.6(b)

Seller Indemnitees.........................................................................Section 6.2(b)
Seller Material Adverse Effect...............................................................Section 3A.3
Seller Representative.........................................................................Section 6.6
Sellers..........................................................................................Preamble
Senior Subordinated Loan Agreement........................................................Section 1.13(c)

Sub..............................................................................................Preamble
Subsidiary.................................................................................Section 9.2(c)
Surviving Company.............................................................................Section 1.1

Target Working Capital....................................................................Section 1.13(a)
Tax Return.................................................................................Section 3.9(b)
Taxes......................................................................................Section 3.9(b)
To the knowledge of the Company............................................................Section 9.2(h)
Trade Secrets.............................................................................Section 3.16(a)
Transaction Documents......................................................................Section 6.2(c)

Worker Safety Laws...........................................................................Section 3.13
Working Capital............................................................................Section 1.8(a)

                  IN WITNESS WHEREOF, Buyer, Sub, the Company, the Sellers, and the Seller Representative have caused this Agreement to be signed by their respective officers thereunto duly authorized (to the extent applicable) all as of the date first written above.

                                  CSK AUTO CORPORATION
                                  A DELAWARE CORPORATION


                                  By:
                                      ---------------------------------
                                  Name:
                                  Title:



                                  FASTLANE MERGER CORP.
                                  A DELAWARE CORPORATION


                                  By:
                                      ---------------------------------
                                  Name:
                                  Title:


                                  MURRAY'S INC.
                                  A DELAWARE CORPORATION


                                  By:
                                      ---------------------------------
                                  Name:
                                  Title:

                              SELLER REPRESENTATIVE

                                  J.W. CHILDS ASSOCIATES, L.P.,
                                  A DELAWARE LIMITED PARTNERSHIP

                                  By: J.W. CHILDS ASSOCIATES, INC.,
                                      General Partner

                                  By:
                                      ---------------------------------
                                        Name:
                                        Title:



                 SIGNATURE PAGES TO AGREEMENT AND PLAN OF MERGER

                               SELLERS


                                  -------------------------------------
                                  John J. Broses III


                                  -------------------------------------
                                  Daniel J. Bulauski


                                  CANTERBURY MEZZANINE CAPITAL II, L.P., a
                                  Delaware limited partnership

                                  By: Canterbury Capital II, L.L.C.,
                                      General Partner

                                  By:
                                      ---------------------------------
                                        Name:
                                        Title:


                                  -------------------------------------
                                  Ken Carson


                                  -------------------------------------
                                  Jeffrey A. Foutz


                                  -------------------------------------
                                  Daniel R. Gdowski


                                  -------------------------------------
                                  Grace A. Haver







                SIGNATURE PAGES TO AGREEMENT AND PLAN OF MERGER

                                  J.W. CHILDS EQUITY PARTNERS III, L.P., a
                                  Delaware limited partnership

                                  By: J.W. Childs Advisors III, L.P.,
                                      General Partner
                                  By: J.W. Childs Associates, L.P.,
                                      General Partner
                                  By: J.W. Childs Associates, Inc.,
                                      General Partner

                                  By:
                                      ---------------------------------
                                        Name:
                                        Title:

                                  JWC FUND III CO-INVEST, LLC, a
                                  Delaware limited liability company

                                  By: J.W. Childs Associates, L.P.,
                                      Manager


                                  By:
                                      ---------------------------------
                                        Name:
                                        Title:


                                  -------------------------------------
                                  Michael J.P. Klein


                                  -------------------------------------
                                  Louis Mancini


                                  -------------------------------------
                                  James Mangiapane


                                  -------------------------------------
                                  Thomas McFall





                SIGNATURE PAGES TO AGREEMENT AND PLAN OF MERGER

                                  MURRAY C. PITT REVOCABLE LIVING TRUST

                                  By:
                                      ---------------------------------
                                      Name:  Murray C. Pitt
                                      Title: Trustee


                                  -------------------------------------
                                  James R. Sanford


                                  -------------------------------------
                                  Wayne A. Shotwell


                                  -------------------------------------
                                  George H. Sutherland


                                  -------------------------------------
                                  Fred C. Tinsey


                                  -------------------------------------
                                  Jeffrey D. Tyler


                                  -------------------------------------
                                  Brian Woodworth


                                  -------------------------------------
                                  Lawrence Yeske






                SIGNATURE PAGES TO AGREEMENT AND PLAN OF MERGER